                                        REGISTRATION NO. 33-94114

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            _______________________


                              AMENDMENT NUMBER 1


                                      TO
                                   FORM S-1

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________
                            EV ENVIRONMENTAL, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                                      8999                    13-3555254
- -----------------------------------------------------------------------------------------------
  (State or other jurisdiction                 (Primary Standard              (I.R.S. Employer
of incorporation or organization)    Industrial Classification Code Number)  Identification No.)

                             _____________________
                              1465 POST ROAD EAST
                              WESTPORT, CT  06880
                                (203) 256-9596
  (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)
                             _____________________
                                MICHAEL R. COX
                            CHAIRMAN AND PRESIDENT
                            EV ENVIRONMENTAL, INC.
                              1465 POST ROAD EAST
                              WESTPORT, CT  06880
                                (203) 256-9596
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                             _____________________
                   Copies of Communications and Notices to:
                             Daniel T. Clark, Esq.
                    Rich, May, Bilodeau and Flaherty, P.C.
                             294 Washington Street
                       Boston, Massachusetts 02108-4675
                                (617) 482-1360
                             _____________________
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective
                             ____________________
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule  415 under the Securities Act of
                     1933, check the following box: [ X ]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_]


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [_]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        CALCULATION OF REGISTRATION FEE


- ----------------------------------------------------------------------------------------------------------
                                                          Proposed          Proposed
                                                          Maximum           Maximum
Title of Each Class of Securities     Amount to be     Offering Price      Aggregate        Amount of
 to be Registered                    Registered (1)      Per Share       Offering Price  Registration Fee
- ---------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value               438,320 (2)       $ 3.75(3)   $1,648,000      $  568
- ---------------------------------------------------------------------------------------------------------
Series A Warrants (4)                      102,000             -                  -           -
- ---------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value (5)           452,000           $ 5.00      $2,260,000      $  780
- ---------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value (6)           775,200           $ 3.75(3)   $2,907,000      $ 1026
- ---------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value (7)            77,520           $ 3.75(3)   $  290,700      $  101
- ---------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value (13)          400,000           $ 3.75(16)  $1,500,000      $  518
- ---------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value (14)          485,800           $ 2.84(15)  $1,433,700      $  495
- ---------------------------------------------------------------------------------------------------------
Series A Warrants (8)                       35,000                -               -           -
- ---------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value (9)            35,000           $ 5.00      $  175,000      $   61
- ---------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value (10)          228,476           $0.934(11)  $  213,000      $   74
- ---------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value (12)           35,000           $ 5.00      $  175,000      $   61
- ---------------------------------------------------------------------------------------------------------
TOTAL REGISTRATION FEE                           -                -               -      $3,684
- ---------------------------------------------------------------------------------------------------------


(1) Estimated to be the maximum number of securities to be issued by the Registrant and sold by the Selling Security Holders, as defined herein, upon the completion of this offering. (See PLAN OF DISTRIBUTION - Selling Security Holders).

(2) Estimated to be the maximum number of shares of currently outstanding Common Stock to be sold by the Selling Security Holders, as defined herein, upon the completion of this offering.

(3) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c), based on the average of the high and low prices of the Common Stock of the Registrant on June 23, 1995, as reported on the NASDAQ System - Small Cap Market.

(4) Warrants issued in private placements and being registered hereunder for resale by certain Selling Security Holders.

(5) Represents shares of Common Stock issuable at $5.00 per share upon exercise of Warrants described in footnote (4) above and Warrants issued in a public offering of the Company.

(6) Represents Common Stock issuable upon the conversion of the Company's 9% Convertible Subordinated Debentures and registered for resale herein.

(7) Represents shares of Common Stock issuable upon the exercise of a warrant issued to the placement agent for the Debentures in (6).

(8) Represents warrants issuable upon exercise of warrants to purchase units each consisting of one Series A Warrant and one share of Common Stock issued to the underwriter in a public offering of the Company.

(9) Represents Common Stock issuable upon the exercise of the Warrants described in footnote (8) above.

(10) Represents shares of Common Stock issuable upon exchange of shares of a subsidiary of the Company.

(11) Solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2).

(12) Represents shares of Common Stock issuable upon exercise of the Series A Warrants issuable upon the exercise of the warrants as described in footnote (8) above.


(13) Represents shares which may be issued at the Company's option, in payment of interest on the Company's 9% Convertible Subordinated Debentures and registered for resale herein.

(14) Represents shares of stock issuable upon exercise of options and warrants granted to employees or in connection with acquisitions.


(15) Weighted average exercise price of shares in (14) above.


(16) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(g), based on the average of the high and low prices of the Common Stock of the Registrant on June 23, 1995, as reported on the NASDAQ System-Small Cap Market.

                             EV ENVIRONMENTAL, INC.
                             CROSS REFERENCE SHEET


REGISTRATION STATEMENT
ITEM AND HEADING                                     CAPTION IN PROSPECTUS
- ----------------------                               ---------------------
1.    Forepart of the Registration
      Statement and Outside Front
      Cover Page of Prospectus ......................Cover Page

2.    Inside Front and Outside Back
      Cover Pages of Prospectus .....................Inside Front Cover Page;
                                                     Outside Back Cover Page
3.    Summary Information, Risk
      Factors and Ratio of
      Earnings to Fixed Charges .....................Prospectus Summary; The
                                                     Company; Risk Factors;
                                                     Ratio of Earnings to Fixed
                                                     Charges - Not Applicable

4.    Use of Proceeds ...............................Use of Proceeds

5.    Determination of Offering Price................Not Applicable

6.    Dilution ......................................Not Applicable

7.    Selling Security Holders ......................Plan of Distribution -
                                                     Selling Security Holders

8.    Plan of Distribution ..........................Cover; Plan of Distribution

9.    Description of Securities
      to be Registered ..............................Description of Securities

10.   Interest of Named Experts
      and Counsel ...................................Counsel; Experts

11.   Information with Respect
      to the Registrant .............................The Company; Risk Factors;
                                                     Financial Statements;
                                                     Summary Operations
                                                     Information; Management's
                                                     Discussion and Analysis of
                                                     Results of Operations and
                                                     Financial Condition;
                                                     Management; Remuneration of
                                                     Directors and Executive
                                                     Officers; Security
                                                     Ownership of Certain
                                                     Beneficial Owners and
                                                     Management; Certain
                                                     Relationships and
                                                     Transactions; Description
                                                     of Securities; Shares
                                                     Eligible for Future Sale

12.   Disclosure of Commission
      Position on Indemnification
      for Securities Act Liabilities ................Limitation on Directors'
                                                     Liability

                            EV ENVIRONMENTAL, INC.


                           137,000 SERIES A WARRANTS


                       2,948,116 SHARES OF COMMON STOCK

                             ____________________

PROSPECTUS
- ----------

This Prospectus relates to the following securities of EV Environmental, Inc., a Delaware corporation (the "Company").


     137,000 Series A Warrants, 585,840 of the shares of Common Stock registered hereunder which may be offered and sold from time to time by and for the account of certain Selling Security Holders, 775,200 shares for resale following issuance upon conversion of the Company's 9% Convertible Subordinated Debentures, and 400,000 for resale following possible issuance for payment of interest on the Company's 9% Convertible Subordinated Debentures. (See PLAN OF DISTRIBUTION -- Selling Security Holders). 1,187,076 of the shares of Common Stock registered hereunder are being registered for issuance upon the exercise of 452,000 Series A Warrants and 735,076 shares for issuance in connection with other warrants and options to purchase or rights to acquire shares of Common Stock.

     INVESTMENT IN THESE SECURITIES INVOLVES SUBSTANTIAL RISKS AND SHOULD BE CONSIDERED ONLY BY SUCH PERSONS CAPABLE OF BEARING THE ECONOMIC RISK OF SUCH INVESTMENT. (SEE RISK FACTORS).

     The sale of the shares of Common Stock by the Selling Securityholders may be effected from time to time in one or more transactions (which may involve block transactions, ordinary brokerage transactions, transactions in which brokers solicit purchases and transactions directly with a market maker) in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Brokers and dealers selected by the Selling Securityholders may receive commissions or discounts from the Selling Securityholders in amounts to be negotiated immediately prior to the sale. The Selling Securityholders and such brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") in connection with such sales.


     The Common Stock and Series A Warrants are listed for trading on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") Small Cap Market under the trading symbols of EVEN and EVENW, respectively. On June 11, 1996, the closing prices, as reported on NASDAQ, were $1.25 per share of Common Stock, and $0.25 per Series A Warrant.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                          Underwriting discounts       Proceeds to issuer or
                                   Price to public          and commissions(d)             other persons
- ------------------------------------------------------------------------------------------------------------
Series A Warrants(a)                    $ .25                                                    $   34,250
- -----------------------------------------------------------------------------------------------------------
Common Stock(a)                         $1.25                                                     2,630,926
- -----------------------------------------------------------------------------------------------------------
Common Stock(b)                         $5.00                                                     2,260,000
- -----------------------------------------------------------------------------------------------------------
Common Stock(c)                         $2.95                                                     1,433,110
                                                                                                 ----------
- -----------------------------------------------------------------------------------------------------------
          Total                                                                                  $6,311,676
                                                                                                 ==========
- -----------------------------------------------------------------------------------------------------------



(a) Based on the closing bid price of $1.25 per share of Common Stock and $.25 per Series A Warrant on June 11, 1996.

(b)  Exercise price of common stock issuable upon exercise of Series A Warrants.



(c)  Average exercise price of outstanding options.


(d)  There is no underwriter in the transactions covered by this prospectus.


                 THE DATE OF THIS PROSPECTUS IS JUNE 28, 1996.

                            ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information should be available for inspection and copying at the public reference facilities maintained by the Commission at 450 Fifth Avenue, N.W., Washington, DC 20549, and at the following Regional Offices of the
Commission: 75 Park Place, New York, New York 10007; 5757 Wilshire Boulevard, Los Angeles, California 90036; 219 South Dearborn Street, Chicago, Illinois 60604; 1375 Peachtree Street N.E., Atlanta, Georgia 30309; Suite 700, 410 Seventeenth Street, Denver, Colorado 80202; Eighth Floor, 411 West Seventeenth Street, Fort Worth, Texas 76102; 3040 Federal Building, 915 Second Street, Philadelphia, Pennsylvania 19106; and 150 Causeway Street, Boston, Massachusetts 02114. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549 at prescribed rates. Such reports, proxy statements and other information should also be available for inspection at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, DC 20006.

     This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act") omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to its exhibits for further information with respect to the Company and the securities registered hereby. Statements contained herein concerning provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.


                              PROSPECTUS SUMMARY

PROSPECTUS SUMMARY

     The following is intended only to supply certain facts and highlights of the material contained in the body of the Prospectus and is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus and Registration Statement.

                                  THE COMPANY


     The Company is a Delaware corporation with five operating subsidiaries, EV Environmental Systems, Inc., formerly Pollution Control, Inc. ("PCI"), Aer-O-Flo Environmental, Inc. ("Aer-O-Flo"), Pollution Control Engineering, Inc. ("PCE"), EV Engineering, Inc. ("EVE") and EV Contract Management Services, Inc. ("CMS"). PCI, a Kentucky corporation located in Ft. Mitchell, Kentucky (a suburb of Cincinnati, Ohio), is a successor business by merger to a business incorporated in 1985. Aer-O-Flo, an Ontario corporation located in Burlington, Ontario (a suburb of Toronto, Ontario), is a successor business to a business formed in 1963. PCE, a Delaware corporation located in Irvine, California, is the successor to a business formed in 1960. EV Engineering, Inc. and EV Contract Management Services, Inc. (both Delaware corporations) are successors to a business formed in 1969. The Company is engaged in the business of supplying systems and services for the treatment of water and wastewater. The Company markets to its customers its ability to design, supply and operate the total treatment system for the solution of the customer's process discharges. The Company designs the treatment systems, manages the manufacture of the related hardware (through contract manufacturers), manages the installation of the systems, trains customer personnel in their operation, and provides ongoing system management and support. Any combination of these offerings, and in some cases all of them, can be utilized by the Company's customers. The Company believes that its systems provide positive returns on investment for its customers. As freshwater resources are stretched by growth in many regions, the Company believes that reuse of wastewater will become the most economically viable source of additional water. In regions where freshwater use is restricted, it is possible for a customer to expand operations by recycling wastewater or alternatively, to sell water rights to other users. Coupled with reduced operating costs and sewage surcharges, investment in the Company's systems can be economically attractive. The Company does not own or operate a hazardous waste landfill or any other hazardous waste treatment, storage or disposal facility. The Company intends to pursue a business strategy through the growth of its existing business and introductions of new products. The Company's priority in its business strategy is achieving consistently profitable operations. (See BUSINESS -- Operations).

     Investment in the securities offered hereby involves a high degree of risk. (See RISK FACTORS).


     The address of the Company is: EV Environmental, Inc., 1465 Post Road East, Westport, Connecticut 06880, (203) 256-9596.


                                 THE OFFERING


Securities Offered:      585,840 shares of Common Stock and 137,000 Series A
                         Warrants may be offered and sold from time to time by and for the account of certain Selling Security
                         Holders, and 775,200 shares for resale following issuance upon conversion and 400,000 for resale following possible payment of interest in shares of the Company's 9% Convertible Subordinated Debentures. (See
                         PLAN OF DISTRIBUTION -- Selling Security Holders). One
                         Series A Warrant entitles the holder to purchase one share of Common Stock for $5.00 between February 16,
                         1994 and February 16, 1997, subject to the Company's redemption rights. (See DESCRIPTION OF SECURITIES).
                         1,187,076 of the shares of Common Stock registered hereunder are being registered for issuance upon the exercise of 452,000 Series A Warrants and 735,076 shares for issuance in connection with other warrants and options to purchase or rights to acquire shares of Common Stock. (See PLAN OF DISTRIBUTION).


Common Stock
Outstanding:             *Prior to this Offering -- 3,803,836 shares of Common
                         Stock After this Offering -- 5,954,119 shares of Common
                         Stock


Use of Proceeds:         The Company will receive no cash consideration from the
                         issuance of shares of Common Stock upon the share exchange described in the first sentence of note (*) below. The Company will receive no part of the proceeds of the Offering by Selling Security Holders. The proceeds received by the Company upon the exercise of warrants and options to purchase the Common Stock registered hereunder will be used for general corporate purposes and working capital.

NASDAQ Symbols:          Common Stock             EVEN
                         Series A Warrants        EVENW

______________


(*) Such amount includes 228,476 shares which are not outstanding but are reserved for issuance upon the exchange of shares of a subsidiary in connection with an acquisition. Such amount does not include shares which are not outstanding but are reserved for issuance upon the exercise of (a) options and warrants to purchase 485,800 shares granted to employees, directors and others in connection with an incentive plan, acquisitions and private placements and (b)(i) Series A Warrants to purchase 452,000 shares at $5.00 per share, and (ii) 35,000 shares issuable upon exercise of the certain warrants to purchase units consisting of one share and one Series A Warrant granted to the underwriter in a public offering and 35,000 shares underlying the Series A Warrants included in such units issuable upon exercise of such underwriter warrants, (c)(i) the shares of stock issuable upon the conversion of 9% subordinated debentures ($1,938,000 aggregate principal amount of Debentures, convertible into 775,200 shares of Common Stock, have been issued); or (ii) 77,520 shares issuable upon exercise of warrants to be issued to the placement agent in the private placement.

                              SUMMARY INFORMATION
                      (THOUSANDS, EXCEPT PER SHARE DATA)


                                                                       Year Ended December 31,
                                                       ------------------------------------------------------
                                                       1991          1992        1993         1994       1995
                                                       ----          ----        ----         ----       ----
                                                   (Predecessor)
                                                       (a)                       (b)          (b)        (c)

STATEMENT OF OPERATIONS DATA:

Sales                                                $6,269        $7,086      $9,318      $ 9,754    $12,998

Net Income (Loss)                                      (512)           51        (973)        (375)    (3,113)

Net Income (Loss) per Common Share                       (d)          .04        (.51)        (.19)     (1.50)

Weighted Average Number of Common Shares
Outstanding (d)                                          (d)        1,436       1,914        2,013      2,076

BALANCE SHEET DATA:

Total Assets                                         $4,845        $6,590      $8,524      $12,625    $11,417

Long Term Liabilities                                   198         1,050         288        1,996      3,020

Stockholders' Equity                                     (d)        1,946       4,636        4,312      1,556

                                                  Quarter Ended March 31
                                                  -----------------------
                                                     1995         1996
                                                     ----         ----
STATEMENT OF OPERATIONS DATA:

Sales                                             $ 2,809      $ 3,903

Net Income (Loss)                                    (378)         (24)

Net Income (Loss) per Common Share                   (.19)        (.01)

Weighted Average Number of Common Shares
Outstanding (d)                                     2,024        2,187

BALANCE SHEET DATA:

Total Assets                                      $11,918      $12,293

Long Term Liabilities                               2,489        3,089

Stockholders' Equity                                3,934        1,561



(a) Amounts shown at December 31, 1991 include combined amounts for the Company, Pollution Control, Inc. and Aer-O-Flo, the predecessor businesses to the Company. Amounts included for Aer-O-Flo are as of March 31, the end of its fiscal year, and have been translated at the rate of .87 United States dollar per Canadian dollar, the rate as of December 31, 1991.


(b) Results of operations include the operations of Pollution Control Engineering, Inc. since March, 1993 and the operations acquired from Tenney Pavoni Associates, Inc. since November, 1994, the respective dates of acquisition.


(c) Results of operations for 1995 include charges of $1,182,000 relating to the impairment of long-term assets.


(d) Per share earnings for the year ended December 31, 1992 are as reported. Outstanding shares, per share data and stockholders' equity for prior periods have not been presented as the predecessor businesses were privately owned.

     The Company has not paid any dividends.

                                 RISK FACTORS

Investment in these securities involves substantial risks and should be considered only by persons capable of bearing the economic risk of the investment. Investors should carefully consider the following factors before investing in these securities.


NEW BUSINESS; GROWTH THROUGH ACQUISITIONS

     The Company had no operations prior to its merger in 1991 with JBCH Acquisition Corp. ("JBCH") and its subsidiaries, PCI and Aer-O-Flo. With the acquisition of JBCH and its subsidiaries, the Company entered the water and wastewater treatment industries. On February 26, 1993, the Company acquired PCE and on December 7, 1994, the Company acquired the businesses of CMS and EVE. Although the operating companies owned by the Company have been engaged in these industries for over five years, there can be no assurance that the combined operations of the acquired companies will be able to become profitable.


     The risks attendant to managing a company which has consistently grown through acquisition, as opposed to internal growth, are, in general, the potential difficulty in causing each acquired entity to become a part of the organization in terms of internal reporting and communication, business culture, and uniformity of policy, procedures and controls, and the need to eliminate unnecessary duplication of assets, personnel and procedure, all of which can meet resistance and all of which may have a negative effect on the morale of the staffs of both the acquired and acquiring organizations.

OPERATING RESULTS; FINANCIAL CONDITION


     The Company has had operating losses in each of the last three years, which has resulted in a negative cash flow and working capital. The Company has taken steps to eliminate redundancies in engineering and administrative facilities among the various subsidiaries, while increasing the client base and geographic markets. Additionally, the Company has eliminated its strategy of piloting its systems prior to sales to its customers, and has substantially reduced the scope of its Canadian operations. Management believes these actions will increase sales and profitability of the combined companies as compared to the less profitable individual companies before this strategy was implemented. The Company's financial condition will be primarily dependent upon the ability of the Company to sustain profitable operations in future periods.


     The Company has an operating line of credit of $500,000 secured by the receivables of two of its subsidiaries which expires October 31, 1996. There can be no assurance that this line will be renewed or that it can be replaced by another lender.

DEPENDENCE UPON MANAGEMENT AND SKILLED PERSONNEL

     The success of the Company is particularly dependent on the management team and its ability to coordinate the operations of the Company, and to implement the Company's strategic plans. The loss of any one of several individuals could have a material adverse effect on the Company's operations. In addition, the Company's success will depend in large part upon the continued ability of the operating companies to attract and retain skilled employees, which may be difficult because the market for the services of such individuals is competitive.

COMPETITION; SMALL MARKET SHARE

     The water treatment and wastewater treatment industries are competitive industries. Consulting engineering firms, construction firms, equipment suppliers, and manufacturers, among others, compete in the water treatment and wastewater treatment industries. As a result, the Company cannot reasonably estimate the number of competitors, although they are numerous. The Company believes that no one competitor, or combination of several, is dominant in the industry. Many of the Company's competitors have more resources than the Company, and there can be no assurance that these competitors will not develop new or enhanced products that are more effective than those that have been or may be developed by the Company.

     Although price is a factor, the Company believes that its solutions-oriented service approach to its customers is a key factor in obtaining business.

     Based on management's comparison of the Company's financial results and estimates of the overall market for the Company's products, the Company's market share is presently very small. The Company's market share may negatively impact its ability to compete. Although it is management's view that an opportunity for significant growth is provided by the large size (according to industry publications) of the overall market in relation to the Company's market share, there can be no assurance that the Company's efforts to expand its market share will yield positive results.

RELIANCE ON A RELATIVELY SMALL NUMBER OF CONTRACTS

     Historically, in any given fiscal year, three to five customer contracts have accounted for up to 30% of the Company's revenues. As the Company's sales are generally on a one-time, contract basis, reliance on any one customer or group of customers does not represent a significant risk to the Company's business. However, the failure of the Company in any given year to obtain that number of large contracts sufficient to maintain historical revenues could have a material adverse effect on the Company.

FIXED PRICE CONTRACTS


     The Company's products and services are generally sold pursuant to fixed price contracts. To the extent costs relating to any such contract are higher than anticipated, the Company's profit margin will be reduced or the Company will incur a loss. Such losses, if incurred, could have a material adverse effect on the Company.

GOVERNMENTAL SUPPORT AND REGULATION


     The demand for products used in the water treatment and wastewater treatment industries, as well as their nature and performance, is materially affected by from the existence and enforcement of federal, state, provincial and local regulation. The nature and extent of future regulatory enforcement and funding and their impact on the demand for the Company's services cannot be accurately predicted. Therefore, there can be no assurance that changes in governmental support and regulation will not have a material effect on the Company's business.

ECONOMIC FACTORS


     The Company's products are primarily capital assets of its customers. Economic factors, such as recessions, significantly affect the ability of potential customers to expand their capital assets. Although many of the Company's customers are required by existing laws and regulations to implement systems to treat wastewater flows, economic factors affecting the financial condition of their businesses can impact the timing and extent of investment, and, in extreme cases, cause potential customers to close facilities rather than make the necessary investment to bring facilities into compliance. Rising interest rates will effect the cost to the Company of borrowed funds as well as the effective cost of equity financing. To the extent that an increase in interest rates reduces the willingness of potential customers of the Company to incur capital expenditures, or in general results in a slowing down of economic activity in the United States, such an increase could have a material adverse effect on the business of the Company.

POTENTIAL PRODUCT AND ENVIRONMENTAL IMPAIRMENT LIABILITIES


     Aer-O-Flo carries $5.0 million (Canadian) of product liability insurance in the form of a $1 million limit general liability policy and a $4 million limit umbrella policy. PCI and PCE have no product liability coverage. Aer-O-Flo's insurance policy covers liability for property damage and bodily injury resulting from sudden and accidental discharges of pollutants as a result of product defects up to the limit of the policy (but excluding liabilities relating to environmental damage or impairment) and other third party damages from product liability, but does not provide general pollution coverage. The terms and conditions of the insurance coverage are the same for liabilities arising out of property damage and bodily injury. The $5.0 million in liability coverage represents the limit of coverage for each occurrence from which covered losses arise, and also represents the limit of coverage for all such occurrences in a policy year. Potential liabilities from product liability or environmental impairment (including possible soil, water and air contamination) could have a material adverse effect on the financial statements of the Company. The Company does not haul or dispose of any waste substances. The Company and its predecessors have never had a product liability or environmental impairment claim; however, there can be no assurance that there will be no such claim, that the Company's insurance will cover such claim, or that any such claim will not exceed the limits of any policy then in force.

DIVIDENDS; REDEMPTION OF SECURITIES


     The Company has paid no dividends on its Common Stock since its inception and it is anticipated that future earnings, if any, will be retained to finance development of the Company's business and consequently, the Company does not foresee paying dividends in the immediate future. Further, the Company has, for a period of two years from the completion of its offering of 9% Convertible Subordinated Debentures (such offering was completed on March 20, 1995) agreed not to (i) redeem any of its securities outstanding as of the closing date of that offering (other than redemptions that may be required), or (ii) pay any dividends or make any other cash distribution in respect of its securities in excess of the amount of the Company's consolidated current or retained earnings derived after the closing date of such offering, without the prior written consent of Noble Investment Co. of Palm Beach, which served as placement agent in connection with the offering.

EXERCISE OF UNDERWRITER AND PLACEMENT AGENT WARRANTS AND OTHER OPTIONS MAY HINDER COMPANY'S ABILITY TO OBTAIN FUTURE CAPITAL; OTHER OBLIGATIONS TO UNDERWRITER AND PLACEMENT AGENT


     In connection with a public offering completed in February 1993, the Company sold to the Noble Investment Co. of Palm Beach (the "Underwriter"), which served as the underwriter in such offering, for a nominal consideration, warrants to purchase an aggregate of 35,000 Units, each of which consists of one share of Common Stock and one Series A Warrant ("Underwriter Warrants"). Each Series A Warrant entitles its registered owner to purchase, at an exercise price of $5.00, one share of the Company's Common Stock during the three years commencing February 26, 1994 and ending February 26, 1997, subject to extension by the Company. The Underwriter Warrants are exercisable during the four year period commencing February 26, 1994 at an exercise price of $6.00 per Unit. In addition, the Underwriter has received, for a nominal consideration, warrants to purchase 77,520 shares of Common Stock for acting as placement agent in connection with the Company's offering of 9% Convertible Subordinated Debentures (the "Placement Agent Warrants"). The aggregate exercise price of the Placement Agent Warrants is $198,000. The Placement Agent Warrants are exercisable for a period of four years commencing the date one year after the date of completion of the Debenture offering (March 20, 1995). The holders of the Underwriter and Placement Agent Warrants, as well as other options and warrants of the Company that may be outstanding, have the opportunity to profit from a rise in the market price of the Company's Debentures, Common Stock and Warrants, if any, without assuming the risk of ownership. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Underwriter and Placement Agent Warrants and other options and warrants are outstanding. At any time when the holders thereof might be expected to exercise them, the Company would probably be able to obtain additional equity capital on terms more favorable than those provided by the Underwriter or Placement Agent Warrants and other options and warrants. To the extent that any of the Underwriter or Placement Agent Warrants or any other options and warrants granted by the Company are exercised, the ownership interest of the Company's shareholders may be diluted. In connection with said offerings, the Underwriting Agreement and Agreement with Placement Agent provide for reciprocal indemnification between the Company and the Underwriter as to certain liabilities, including liabilities under the Securities Act. In addition, the Company has granted the Underwriter the right to designate one member of the Company's Board of Directors for five years commencing February 16, 1993, and a second director for a period of five years commencing October 24, 1994 and has granted the Underwriter a right of first refusal until March 19, 1998 for the underwriting of any public or private sale of securities of the Company to be made by the Company.

PUBLIC TRADING MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

     Prior to February 16, 1993 (the date of the Company's most recently completed public offering), there had been no public market for the Company's Common Stock and Series A Warrants. There can be no assurance that an active trading market for the Company's Common Stock or Series A Warrants will be sustained. In the absence of a public market, an investor may be unable to liquidate his investment in the Company. The market price of the Company's Common Stock or Series A Warrants may be adversely affected by factors that may or may not relate to the Company's performance. Such factors may include the announcement or introduction of new products by the Company's competitors, as well as conditions in the pollution control industry, the stock market and the economy in general.

SHARES ELIGIBLE FOR FUTURE SALE


     Approximately 50% of the outstanding shares of Company's Common Stock (approximately 1,000,000 shares) are eligible for resale under Rule 144 including 295,083 shares registered hereunder. In addition, the Company is registering herein an additional 1,264,714 shares issuable upon the exercise of outstanding rights and 775,200 shares issuable upon the conversion of debentures.


     Prior to the public offering effective on February 16, 1993, there was no market for the Common Stock. The Company cannot predict the number of shares of Common Stock which may be sold in the future pursuant to the exercise of registration rights, or pursuant to Rule 144 or other applicable exemptions from the registration requirements of the Securities Act, since such sales will depend on whether persons choose to exercise any registration rights they may have, the market price of the Common Stock, the individual circumstances of holders thereof and other factors. Nevertheless, the possibility that substantial amounts of restricted or registrable shares may be sold in the public market may adversely affect prevailing market prices for the Company's securities.


Additionally, in February and April, 1996, the Company sold $650,000 and $500,000 principal amount of 5% convertible debentures, which debentures were convertible into marketable shares at 65% of the average bid price of the common stock for the five business days prior to conversion. These debentures were converted into 1,483,624 shares of common stock in June, 1996.


The effect of the above securities could act to limit the potential market appreciation, or to depress the price of, the shares offered hereunder.


POSSIBLE ISSUANCES OF THE COMPANY'S PREFERRED STOCK AND OTHER POTENTIAL ANTI-TAKEOVER MATTERS.


     Shares of the Company's Preferred Stock may be issued in the future without further stockholder approval and upon such terms and conditions, and having such rights, privileges and preferences, as the Board of Directors of the Company may determine. The rights of holders of the Company's Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any of the Company's Preferred Stock that may be issued in the future. See "Description of Securities." The issuance of the Company's Preferred Stock, while providing desirable flexibility in connection with possible acquisitions, financing and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company. The Company has no present plans to issue any shares of Preferred Stock. The Company is also subject to Section 203 of the General Corporation Law of Delaware (which is an anti-takeover statute), but only as to persons who became interested persons, as defined in the statute, prior to April 23, 1993 (the effective date of the Company's election not to be governed by such statute), and then only until April 23, 1996.

RISKS RELATING TO CMS AND EVE

     Certain of the risks applicable to the Company's business in general are applicable to the newly acquired businesses of CMS and EVE. Risks applicable to such businesses include the following:

CMS and EVE Competition; Small Market Share
- -------------------------------------------

     The business of providing engineering and technical services, including wastewater treatment design and the contract management and operation of wastewater treatment facilities for third parties, is a competitive industry. Consulting engineering firms, construction firms, equipment suppliers, and manufacturers, among others, compete in the water treatment and wastewater treatment industries.

     As a result, the Company cannot reasonably estimate the number of competitors, although they are numerous. The Company believes that no one competitor, or combination of several, is dominant in the industry. Many competitors have more resources than the Company, and there can be no assurance that these competitors will not develop new or enhanced products that are more effective than those that have been or may be developed by the Company.

     CMS and EVE compete based on quality of service, past experience and reputation, and price. Pricing for engineering services is usually at an hourly rate per level of engineer utilized, usually with a total contract price which the Company cannot exceed. Contract management services are generally at a fixed price for a given time period for a defined scope of services.

     Market share is presently very small which may negatively impact the ability to compete. Although it is management's view that an opportunity for significant growth is provided by combined large size (according to industry publications) of the overall market in relation to EVE and CMS's market share, there can be no assurance that efforts to expand market share will yield positive results.

Reliance on a Relatively Small Number of Contracts
- --------------------------------------------------


     In the year ended December 31, 1995, two customers accounted for 52% of the revenues of the businesses acquired by CMS and EVE. No other customer accounted for as much as 10% of sales. The loss of any one of these customers could have a material adverse effect on the Company.

Capped and Fixed Price Contracts
- --------------------------------

     In approximately 85% of the contracts of CMS and EVE, which are those relating to engineering services, constituting approximately 45% of total contracts by dollar volume, rates are set based on costs and overheads incurred by CMS and EVE, usually with a total contract price which cannot be exceeded. In such cases, the customers have the right to audit the costs incurred, which could result in adjustments to the hourly rates utilized. Contract management services are generally at a fixed price for a given time period for a defined scope of services. To the extent costs relating to any capped or fixed price contract are higher than anticipated, the Company's profit margin will be reduced or the Company will incur a loss. While CMS and EVE have not experienced any significant losses in connection with capped or fixed price contracts, such losses, if incurred, could have a material adverse effect on the Company.

Potential Product and Environmental Impairment Liabilities
- ----------------------------------------------------------


     CMS and EVE have $500,000 of product liability insurance limit as well as $1,000,000 of professional liability insurance. They have not encountered any difficulty in obtaining government contracts as a result of limited coverage. They have not generally contracted with state governments or the federal government in connection with the business which will be continued by the Company. Potential liabilities from product liability or environmental impairment (including possible soil, water and air contamination) could have a material adverse effect on the financial statements of the Company. CMS and EVE and their predecessors have never had an environmental impairment claim; however, there can be no assurance that there will be no such claim, that the insurance of the acquired business will cover such claim, or that any such claim will not exceed the limits of any policy then in force.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from sales by the Selling Security Holders. Proceeds received by the Company upon the exercise of options and warrants to purchase Common Stock registered hereunder will be used for general working capital purposes.

                                DIVIDEND POLICY


     The Company has paid no dividends on its Common Stock since its inception and it is anticipated that future earnings, if any, will be retained to finance development of the Company's business and consequently, the Company does not foresee paying dividends in the immediate future. Further, the Company has, for a period of two years from the completion of its offering of 9% Convertible Subordinated Debentures (such offering was completed on March 20, 1995) agreed not to (i) redeem any of its securities outstanding as of the closing date of that offering (other than redemptions that may be required), or (ii) pay any dividends or make any other cash distribution in respect of its securities in excess of the amount of the Company's consolidated current or retained earnings derived after the closing date of this offering, without the prior written consent of Noble Investment Co. of Palm Beach, which served as placement agent in connection with the offering.

                                CAPITALIZATION


     The following table sets forth the capitalization of the Company as of March 31, 1996. The table should be read in conjunction with the Company's financial statements and the related notes thereto included elsewhere in this Prospectus.


Short-term debt:
  Bank                                                           $   883,000 (1)
  Other                                                              183,000

Long-term debt (including current maturities)                      3,230,000 (1)
Stockholders' Equity:
  Common Stock, $.01 par value, 2,207,000 shares issued and
   outstanding                                                        22,000
  Paid-in-Capital                                                  6,183,000
  Retained Earnings/(Deficit)                                     (4,563,000)
  Cumulative Translation Adjustment                                  (81,000)
                                                                  ----------
  Total Stockholders' Equity                                       1,561,000
                                                                  ----------
  Total Capitalization                                            $5,857,000
                                                                  ==========


______________

(1)  See Notes 5 and 6 to Consolidated Financial Statements.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


The following unaudited information is presented for comparative purposes.

                        Summary Operations Information
                                (in thousands)


                                     Year Ended December 31,         Quarters Ended March 31,
                                ---------------------------------    ------------------------
                                     1993       1994         1995        1995          1996
                                     ----       ----         ----        ----          ----
Sales                              $9,318     $9,754      $12,998      $2,809        $3,903

Cost of Sales                       6,859      6,942        9,964       2,028         2,918
                                   ------     ------      -------      ------        ------

Gross Margin                        2,459      2,812        3,034         781           995

General and administrative
expenses                            3,432      3,187        6,147       1,159         1,009
                                   ------     ------      -------      ------        ------

Net Loss                           $ (973)    $ (375)     $(3,113)     $ (378)       $  (24)
                                   ======     ======      =======      ======        ======



MARCH 31, 1996 AND THE QUARTER THEN ENDED

Liquidity and Capital Resources

The Company has no material commitments for capital expenditures, and does not anticipate any material commitments in the coming year. The operations of the Company do not require the Company to have significant additional investments in long- term assets.


The Company had a deficiency in working capital at March 31, 1996 of $1,399,000, compared to a deficiency at December 31, 1995 of $1,830,000.


As a result of these deficiencies in working capital, the Company has experienced significant strains on its cash flow. To address this condition, in February 1996 the Company sold, through a private placement, 5% Convertible Subordinated Debentures which resulted in net proceeds to the Company of $500,000, which was used to repay a note. In April 1996, the Company closed the sale of an additional $500,000 of debentures, netting $385,000, which was added to working capital.


In February 1996, the Company accepted an offer to sell its facility in Florence, Kentucky. The sale proceeds were $300,000 and were received in April 1996. These proceeds were used to retire the existing mortgage of $140,000, reduce the Company's bank line of credit by $149,000, and the remainder was used for operations.


The Company's business cycle from the initiation of expenditures on a project to the collection of all outstanding receivables from the project is typically four to six months, depending on the project. In many instances, the Company receives deposits and progress payments in order to reduce its working capital commitment to specific projects.


A majority of the Company's sales are non-recurring capital expenditures for its customers; therefore, the Company cannot usually rely on repeat sales to meet its sales and cash flow objectives. Additionally, the lead time required to fulfill customers' requirements are not such that equipment and systems that will be delivered by the Company in the current year have been ordered by the end of the first quarter. The Company cannot therefore predict with certainty the customers or orders it will receive to sustain its operations.
Nevertheless, the Company's prior experience causes management to believe that, when added to the current backlog, sufficient orders will be received in 1996 to maintain the Company's operations.

The Company's Canadian subsidiary had a credit facility available of $75,000 Canadian ($55,000 US) which was fully utilized at March 31, 1996 (this line has subsequently been paid in full). This facility was a demand note bearing interest at 9.25% at March 31, 1996 with the Bank of Nova Scotia. Two of the Company's domestic subsidiaries as joint borrowers have available a credit facility of $500,000, but not to exceed 70% of Qualified Accounts Receivable as defined, of which $493,000 was utilized at March 31, 1996. This facility is a demand note bearing interest at 10.25% with the Society National Bank of Indiana, and expires October 31, 1996. One of the Company's subsidiaries had a $200,000 line of credit which has been paid down to $25,000 by June, 1996 through the use of proceeds from the sale of the Florence building and $5,000 per month of amortization.


During 1995, the Company experienced losses which contributed to decreased liquidity and a deficiency in working capital at December 31, 1995. To address this situation, the Company has centralized certain functions and thereby reduced expenses, sold the debentures mentioned above and is working to close a new receivables financing facility. Additionally, the Company's backlog at March 31, 1996 and improved operations for the first quarter of 1996 cause management to believe the Company will improve operations and cash flow in 1996. The Company's operations before non-cash charges for depreciation and amortization of goodwill and interest generated $169,000 for the first quarter of 1996.


The Company has paid no dividends on its Common Stock since its inception and it is anticipated that future earnings, if any, will be retained to finance development of the Company's business and consequently, the Company does not foresee paying dividends in the immediate future. Further, the Company has, for a period of two years from the completion of its offering of 9% Convertible Subordinated Debentures (such offering was completed on March 20, 1995) agreed not to (i) redeem any of its securities outstanding as of the closing date of that offering (other than redemptions that may be required), or (ii) pay any dividends or make any other cash distribution in respect of its securities in excess of the amount of the Company's consolidated current or retained earnings derived after the closing date of this offering, without the prior written consent of Noble Investment Co. of Palm Beach, which served as placement agent in connection with the offering.

Results of Operations


Net sales of the Company increased by 39% during the first quarter of 1996 compared to the same period in 1995. This increase is the result of the increase in treatment sales in the latter half of 1995, which sales were recognized in revenues during the first quarter of 1996.


Gross margins experienced by the Company during the first quarter of 1996 were 25% compared to 28% for the same period in 1995. This decline is the result of cost-overruns on several contracts for turn-key wastewater treatment systems, primarily due to duplicated efforts in performing the engineering on the contracts while relocating this work to the Company's Louisville office.


General and administrative expenses decreased by 16% for the first quarter of 1996 compared to the first quarter of 1995. The decrease in these expenses is primarily the result of management's efforts to eliminate redundancies, strict cost control in all operations, and the centralization of various functions (which was initiated in 1995).


Depreciation and amortization decreased by 18% during the first quarter of 1996 compared to the same period in 1995. This decrease is the result of the pilot plant equipment and goodwill associated with the Company's Canadian operations written off in 1995.


Interest expense increased by 15% during the first quarter of 1996 ($135,000) compared to the same period in 1995 ($117,000), primarily due to the increase in amortization of fees associated with the issuance of convertible debentures.


The Company's strategy has been to develop a full service solutions oriented wastewater treatment company, both by internal growth and through acquisition. To date four such acquisitions have been made. Because the Company does not have significant investments in plant and equipment, much of the purchase price paid for the acquisition is recognized as goodwill. This goodwill is being amortized over 20 years on a straight line basis, which results in substantial charges to earnings for which no cash outlay is required. In 1995, the Company wrote off the goodwill associated with its Canadian operation. The Company believes the remaining goodwill will be recovered through operations; however, the Company will continue to evaluate recoverability.


The Company had a backlog of approximately $8,168,000 at March 31, 1996 as compared to approximately $7,776,000 at March 31, 1995. The backlog is comprised of approximately 50% and 24% representing the treatment business and 50% and 76% representing engineering and management services at March 31, 1996 and 1995, respectively. The treatment business backlog represents firm purchase orders and proposals accepted by customer for which purchase orders will not be issued until engineering designs have been accepted. This backlog is generally shipped within a four month period following receipt of order. The Company's backlog as of any particular date may not be indicative of backlog as of any subsequent date and may vary considerably from time to time depending upon the volume and size of orders and changes in delivery schedule. The Company anticipates that approximately 78% of the total backlog amounts will be realized during the year ended December 31, 1996. The above backlog amounts do not include a contract for management of a sewage plant which expires June 30, 1996, and which the customer has indicated that it will not renew. This contract had generated approximately $90,000 of revenues and $10,000 of contribution to the Company's overhead coverage on a monthly basis.


The Company has not experienced a significant change in price levels of goods and services during 1996.

The Company does not engage in any currency hedging activities. It does contract for exports in U.S. or Canadian currencies, with customers' payment obligations secured by irrevocable letters of credit.


Statements issued by the Financial Accounting Standards Board in 1995 have not had a material effect on the Company's consolidated financial statements. The Company has elected to continue to utilize APB Opinion Number 25 to account for employee stock options.


DECEMBER 31, 1995 AND THE THREE YEARS THEN ENDED

Liquidity and Capital Resources

The Company has no material commitments for capital expenditures, and does not anticipate any material commitments in the coming year. The operations of the Company do not require the Company to have significant additional investments in long- term assets.


The Company had a deficiency in working capital at December 31, 1995 of $1,830,000, compared to a deficiency at December 31, 1994 of $1,514,000. The principal components of this decrease in working capital of $316,000 are the cash used by operations ($300,000), additional amounts invested in businesses acquired in 1994 ($314,000), offset by amounts raised in financing activities ($330,000).


The Company experienced a decrease in working capital of $1,196,000 during 1994. The principal components of this decrease in working capital are the amounts by which current liabilities assumed in the Tenney Pavoni Associates, Inc. ("TPA") acquisition exceeded current assets ($2,063,000), the year's net loss ($375,000), offset by the long-term debentures sold ($1,005,000) to fund the acquisition and to enhance the initial working capital for the acquired business.


The Company experienced a decrease in working capital of $136,000 in 1993. The principal components of this decrease in working capital were the sale of stock and warrants in a public offering which netted the Company $2,378,000; offset by cash outlays of $1,105,000 in the PCE acquisition (including transaction costs), net debt repayment of $563,000 and a loss of $973,000 for the year ended December 31, 1993.


The Company's operations used cash in the amount of $300,000 for the year ended December 31, 1995 while such operations provided cash of $150,000 for the year ended December 31, 1994. The cash used by operations during 1995 was the result primarily of the cash loss for the period of $1,221,000 (net loss exclusive of charges not requiring cash) net of an increase in current payables. The cash used in 1994 was the result primarily of the cash loss for the period of $4,000 net of a reduction in inventories. The cash used in operations in 1993 of $738,000 was the result primarily of the cash loss for 1993 of $656,000.

As a result of these deficiencies in working capital, the Company has experienced significant strains on its cash flow. To address this condition, in late 1994 and early 1995, the Company sold, through a private placement, 9% Convertible Subordinated Debentures which proceeds had netted the Company $1,588,000.


In 1995, the Company held merger discussions with a Company in similar lines of business, and during the course of these discussions and negotiations, was advanced $500,000 which was used for working capital, primarily to reduce current borrowings. In November 1995, these negotiations terminated due to a failure to agree to terms, and repayment of the advance was demanded. In February 1996, the advance was repaid with the proceeds of a private placement of a convertible debenture.


In 1995, the Company decided to centralize, in Louisville, Kentucky, its engineering and project management organization for its treatment systems. This enables the Company to reduce its employment and consistently manage similar engagements previously carried out by its first three acquisitions. Costs incurred in 1995 related to this were $249,000 of costs related to terminated employees and $81,000 of costs incurred as a result of the centralization of the engineering and project management functions, which are included in general and administrative costs.


In February 1996, the Company accepted an offer to sell its facility in Florence, Kentucky. The sales proceeds were $300,000 and were received in April, 1996. These proceeds were used to retire the existing mortgage of $140,000, reduce the Company's bank line of credit by $149,000 and the remainder was used for operations.


The Company's business cycle from the initiation of expenditures on a project to the collection of all outstanding receivables from the project is typically four to six months, depending on the project. In many instances, the Company receives deposits and progress payments in order to reduce its working capital commitment to specific projects.


A majority of the Company's sales are non-recurring capital expenditures for its customers; therefore, the Company cannot usually rely on repeat sales to meet its sales and cash flow objectives. Additionally, the lead time required to fulfill customers' requirements is not such that equipment and systems that will be delivered by the Company in the current year have been ordered by the end of the first quarter. The Company cannot therefore predict with certainty the customers or orders it will receive to sustain its operations. Nevertheless, the Company's prior experience cause management to believe that, when added to the current backlog, sufficient orders will be received in 1996 to maintain the Company's operations.


The Company's Canadian subsidiary has a credit facility available of $190,000 Canadian ($140,000 US) which was fully utilized at December 31, 1995. This facility is a demand note with a floating interest rate (10% at December 31, 1995) with the Bank of Nova Scotia. Two of the Company's domestic subsidiaries as joint borrowers have available a credit facility of $500,000, but not to exceed 70% of Qualified Accounts Receivable as defined, of which $493,000 was utilized at December 31, 1995. This facility is a demand note bearing interest at 10.5% with the Society National Bank of Indiana.


During 1995, the Company experienced losses which contributed to decreased liquidity and a deficiency in working capital at December 31, 1995. To address this situation, the Company has centralized certain functions and thereby reduced expenses, sold a $650,000 5% convertible debenture in February, 1996 (which netted the Company $500,000), and sold an additional 5% convertible debenture in April, 1996 for $500,000 (which netted the Company $385,000). Additionally, the Company has a.proposal for a new receivables financing facility which it expects to complete in the second quarter of 1996. The Company's backlog at December 31, 1995 and additional contracts awarded since year-end cause management to believe the Company will improve operations and cash flow in 1996.


The Company has paid no dividends on its Common Stock since its inception and it is anticipated that future earnings, if any, will be retained to finance development of the Company's business and consequently, the Company does not foresee paying dividends in the immediate future. Further, the Company has, for a period of two years from the completion of its offering of 9% Convertible Subordinated Debentures (such offering was completed on March 20, 1995) agreed not to (i) redeem any of its securities outstanding as of the closing date of that offering (other than redemptions that may be required), or (ii) pay any dividends or make any other cash distribution in respect of its securities in excess of the amount of the Company's consolidated current or retained earnings derived after the closing date of this offering, without the prior written consent of Noble Investment Co. of Palm Beach, which served as placement agent in connection with the offering.

Results of Operations


Net sales of the Company increased by 31% in 1993 compared to 1992 reflecting $3,122,000 of revenue derived from the subsidiary acquired in 1993. Net sales of the Company increased by 5% in 1994 compared to 1993. Sales increased 33% in 1995 versus 1994. Both of these increases were primarily the result of the TPA acquisition. The Company usually has its lowest sales quarter in the first quarter, and this is expected to continue in 1996.


The Company experienced a slight decline in gross margin in the year ended December 31, 1993 to 26% from 29% for 1992 which is reflective of the lower gross margins experienced as the result of heightened competition in a relatively slow market. The Company experienced a slight increase in gross margin in the year ended December 31, 1994 to 29% from 26% for 1993 which was the result of the inclusion of higher gross margin business from the TPA acquisition and stronger margins in equipment sales. The Company's gross margins in 1995 were 23%, which decline was the result of cost overruns on several contracts for turn-key wastewater treatment systems.


General and administrative expenses increased by 81% for the year 1993 as a result of an acquisition. General and administrative expenses decreased 10% in 1994 as compared to 1993. This decrease was the result of $639,000 in expense reductions net of $264,000 of additional expenses as a result of the Tenney Pavoni acquisition. The reduction in expenses in 1994 was the result of management's efforts to eliminate redundancies and strict cost control in all operations. These expenses increased by 49% ($1,312,000) in 1995 due to inclusion of TPA for the full year. Included in this increase are $330,000 of costs related to terminated employees and other costs incurred to move the engineering and management functions to a central location, which are expected to be non-recurring charges.


Depreciation of fixed assets and amortization of goodwill increased to $493,000 during 1995 from $371,000 during 1994 and $230,000 in 1993 as a result of acquisitions.


As a result of centralizating operations and a change in strategy initiated in 1995, the Company concluded that the goodwill associated with its Canadian operations was not likely to be recovered, and therefore wrote off the goodwill of that subsidiary of $673,000. The Company's strategy had been to maintain an autonomous operation in Canada which was capable of marketing, designing and fabricating products for the Canadian markets. As a result of the decision to centralize these functions in the U.S. offices, the Canadian operations are now strictly a sales and customer service operation. The Company believes the remaining goodwill will be recovered through operations; however, the Company will continue to evaluate recoverability. Additionally, the Company has decided to de-emphasize pilot testing of its systems at its customers' locations, and has reduced the carrying value of those assets by approximately $509,000.


Interest expense did not change significantly in 1993 and 1994, and increased by $344,000 in 1995 as a result of the TPA Acquisition and the debentures issued to fund the acquisition.


The Company's strategy has been to develop a full service solutions oriented wastewater treatment company, both by internal growth and through acquisition (to date, four such acquisitions have been made). Because the Company does not have significant investments in plant and equipment, much of the purchase price paid for earlier acquisitions is recognized as goodwill. This goodwill is being amortized over 20 years on a straight line basis, which results in substantial charges to earnings for which no cash outlay is required.


The Company had a backlog of approximately $8,905,000 at December 31, 1995 as compared to approximately $8,357,000 at December 31, 1994. The backlog is comprised of approximately 45% and 14% representing the treatment business and 55% and 86% representing engineering and management services for the years ending December 31, 1995 and 1994, respectively. The treatment business backlog represents firm purchase orders and proposals accepted by customers for which purchase orders will not be issued until engineering designs have been accepted. This backlog is generally shipped within a four month period following receipt of order. The Company's backlog as of any particular date may not be indicative of backlog as of any subsequent date and may vary considerably from time to time depending upon the volume and size of orders and changes in delivery schedules. The Company anticipates that approximately 84% of the 1995 backlog amounts will be realized during the year ended December 31, 1996 as compared to approximately 55% having been realized of the December 31, 1994 backlog during 1995.

The Company has not experienced a significant change in price levels of goods and services during 1995 or 1994. The Company does not engage in any currency hedging activities. It does contract for exports entirely in U.S. or Canadian currencies, with international customers' payment obligations secured by irrevocable letters of credit.


No statements issued by the Financial Accounting Standards Board in 1995 are expected to have a material effect on the Company's consolidated financial statements.

                                    BUSINESS


     The Company is engaged in the design, engineering, manufacture, distribution and operation of products used to treat water and wastewater. The Company's background, business strategy, operations and products, as well as its markets and competition are discussed below.

BACKGROUND

     EV Environmental, Inc., formerly Equity Ventures Inc. ("EV" or the "Company") is a Delaware corporation formed in February, 1990 for the purpose of acquiring an operating business, which was then unidentified, which the management of EV thought might offer significant growth potential. During 1990, EV raised $467,000 ($443,000 net after expenses) in its initial public offering.


     On December 9, 1991, JBCH Acquisition Corp. ("JBCH") was merged with and into the Company (the "Merger"). JBCH was a privately-held company which was formed in 1991 for the purpose of acquiring two operating subsidiaries, Pollution Control, Inc. ("PCI") and Aer-O-Flo Environmental, Inc. ("Aer-O-Flo"). PCI, a Kentucky corporation located in Florence, Kentucky (a suburb of Cincinnati), is successor by merger to a business incorporated in 1985. Aer-O-Flo, an Ontario corporation located in Burlington, Ontario (a suburb of Toronto), is successor to a business formed in 1963.


     In the Merger, 600,497 shares of Common Stock of the Company were issued to the former stockholders of JBCH in exchange for all the outstanding stock of JBCH. An additional 342,713 shares were reserved for issuance in exchange for shares of 958147 Ontario Inc. ("9 Co."), a subsidiary of JBCH at the time of the Merger, 40% of the stock of which was issued to the former stockholders of 546022 Ontario Inc., the holding company which owned Aer-O-Flo ("5 Co."), in exchange for their shares of 5 Co.


     As a result of the Merger and the subsequent amalgamation of 5 Co. and 9 Co. into 1008650 Ontario, Inc. ("Canco") and the exchange of Canco shares for 114,235 shares of the Company common stock by one of the former stockholders, the Company owns all the outstanding stock of PCI and a seventy-three percent (73%) interest in Canco, the holding company of Aer-O-Flo. Upon the exchange of the shares of Canco held by such former stockholders of 5 Co. for the 228,477 shares of the Company reserved for issuance upon such exchange, the Company will be the one hundred percent (100%) beneficial owner of Aer-O-Flo. Holders of such Canco shares may not transfer their respective shares, unless such shares are first offered to the Company for exchange into Common Stock of the Company, as provided above. Upon a change of control of the Company, such Canco shares are exchangeable at the option of the Company for Common Stock of the Company, as provided above. If at any time the Company has the right to effect such exchange, it will do so.


     At the time of the Merger, Michael R. Cox (who subsequently became Chairman of the Board, President and Chief Executive Officer of the Company as a result of the Merger) was the ultimate control person of JBCH. Prior to the Merger, JBCH had committed to issue 417 JBCH shares (less than 5% of the JBCH shares) for nominal consideration to Drake Capital Securities, Inc. ("Drake"). Pursuant to the terms of the Merger, such share issuance commitment was substituted with 42,107 shares of the Company. At the time of the Merger, Ezra E. Ezra was the Company's Chairman of the Board and a vice president and minority shareholder of Drake. (See CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS -- Transactions with
Ezra). Except as set forth in this paragraph, neither JBCH and its affiliates, nor the Company and its affiliates, owned any equity interest in, nor held any official position such as officer or director with, the other.

ACQUISITION OF PCE


     On February 26, 1993, the Company acquired Pollution Control Engineering, Inc. (a California operation), a wastewater treatment firm engaged in business similar to that of the Company, through a merger into a newly formed subsidiary of the Company, Pollution Control Engineering, Inc. (a Delaware corporation)("PCE"). The former stockholders of the acquired business received in exchange for all of their stock 145,456 shares of common stock of the Company, $806,000 cash and $92,000 of notes.

ACQUISITION OF BUSINESS OF TENNEY PAVONI ASSOCIATES, INC.


     On December 7, 1994, in a transaction accounted for as of November 1, 1994 (the date of effective control), the Company completed the purchase of substantially all of the business assets, and assumed specific business liabilities, of Tenney Pavoni Associates, Inc., an Indiana corporation ("TPA") (the "TPA Acquisition"). The Company did not assume any liabilities related to the settlement of an investigation by the Justice Department relating to the predecessor business, and the settlement of that investigation included the agreement of the U.S. government not to pursue assets sold by TPA to the Company. TPA was a consulting engineering firm engaged in wastewater treatment design and the contract management and operation of wastewater treatment facilities for third parties. The assets were acquired by two newly-formed, wholly-owned subsidiaries of the Company, EV Engineering, Inc. and EV Contract Management Services, Inc. (collectively the "Subsidiaries"). The Company believes the acquisition enables the Company to enter two additional important wastewater treatment markets, the design of large municipal treatment plants and the contract management and operation of wastewater treatment plants for third parties.


     The purchase price in connection with the TPA Acquisition, which was determined by arms-length bargaining between the parties, was approximately $2,607,000, $361,000 payable in monthly installments of $16,700 commencing March 1, 1997, except that the first installment will be $10,000, plus the assumption of net liabilities of approximately $2,014,000. Such purchase price includes $314,000 in additional expenses and consideration paid in 1995. At the close of the TPA Acquisition, the Company made a payment to TPA's lending bank, Society National Bank, Indiana (the "Bank"), of approximately $750,000 in satisfaction of a portion of the assumed liabilities.

BUSINESS STRATEGY


     The Company's business strategy is based on expansion of its participation in the growing water and wastewater treatment market in the United States and Canada. Estimates of the size of such market vary significantly. The Company believes it has a very small market share.


     The Company intends to pursue a business strategy of expansion through the growth of the existing business and introductions of new products. The Company's priority in its business strategy is achieving consistently profitable operations. Nevertheless, the Company intends to pursue those opportunities which, in management's opinion, will provide the best return on investment based on the opportunities available.


     The Company intends to expand its existing businesses by focusing the sales and marketing efforts under consistent leadership, stressing its product differentiation as a full solutions company, and continuing to expand its presence in targeted industries. The Company also believes that its increased size will enable it to pursue opportunities not available to the Company's predecessors. Additionally, management believes that the Company's previous acquisitions will increase its ability to penetrate geographic markets and provide enhanced abilities to address industrial users' requirements.


     The Company's marketing strategy is to offer to targeted industries a full solutions approach to the customer's wastewater discharge problems. Since such problems are similar throughout an industry, the Company has targeted certain industries which it has penetrated for expansion of its customer base. Currently, these industries are food processing, pulp and paper, textiles, contract operations of municipal treatment plants, and, on a regional basis in the Midwest, municipal wastewater engineering services. Other target industries will be added as the Company identifies opportunities, and will be addressed by developing capabilities, hiring key individuals, and adding to technologies with a presence in a target industry.

     The Company believes that its systems and operating capabilities provide positive returns on investment for many of its customers. Positive returns from using the Company's systems arise a number of ways, including reductions in the surcharges which customers are assessed for discharges which can be alleviated by treatment; decrease in the use of energy; decrease in chemical and maintenance costs; recovery of saleable or reusable materials from the waste stream; and providing water suitable for reuse in the customer's processes. As freshwater resources are stretched by growth in many regions, the Company believes that reuse of wastewater will become the most economically viable source of additional water. In regions where freshwater use is restricted, it is possible for a customer to expand operations by recycling wastewater or alternatively, to sell water rights to other users. Coupled with reduced operating costs and sewage surcharges, investment in the Company's systems can be economically attractive.


     The Company intends to transition the identity of acquired businesses to EV Environmental to enhance cross-marketing, increase product recognition and to maximize market presence.

PRODUCTS AND SERVICES

     Although the Company's products are water treatment systems, the Company believes that its solutions-oriented service approach to its customers is a key factor in obtaining business. In many instances, the Company is the single supplier for the complete treatment system. In such situations, the Company is able to control all facets of the system, which minimizes the customer's burden of compliance with its discharge requirements.

     The Company's principal products are wastewater treatment systems designed to meet customers' specific treatment needs. These systems are varied in size (based upon the volume to be treated) and complexity (based upon the contaminants to be treated). In some instances, the Company sells components rather than complete systems, both to its competitors and directly to customers or their consultants.


     The following is the approximate percentage contribution to sales by class of similar products and services for the Company for each of the last three years (all of the Company's systems, products and services are considered by the Company to be of a single class for the purification of water, and comprise a single industry segment):


                                     1993       1994       1995
                                     -----      -----      -----
Treatment Systems                     100%        91%        61%

Engineering & Management Services                  9         39
                                      ----        --         --

                                      100%       100%       100%
                                     =====      =====      =====



     The above classifications have been made based on the Company's primary products and services. Treatment systems, in most cases, employ more than one wastewater treatment methodology, such as oil water separation, solids separation, and/or biological treatment. The increase in engineering and management services is the result of inclusion of those operations for the entire period in the current year. The Company intends to aggressively pursue sales in the above classes of treatment in the future.

MARKETS AND COMPETITION


     The Company's markets in both the United States and Canada are driven by environmental forces, such as increased awareness and cost of polluted discharges and enforcement and funding programs of federal, state and local governments.


     Federal government deficits have decreased the amount of funding available to local sewage treatment authorities to expand existing treatment facilities. Because many facilities are operating at or near capacity, local governments have been forced to enforce wastewater discharge requirements as a means of reducing the volume to be treated by their facilities. The result is that most industries with significant waste streams must install or improve their own pretreatment facilities to reduce the amount of wastes discharged. Management of the Company expects this trend to continue as the phase-in requirements for the level of treatment of wastes become more stringent in both the U.S. and Canada.

     Management of the Company believes additional impetus to reduce the contaminant level of waste streams will occur in localities where ample freshwater is not available. Treated water from the discharge stream can be reused to reduce freshwater requirements. For example, the Company installed a treatment system for a food processor in Kentucky so that the wastewater from the Company's processes could be reused.


     Historically, the principal source of new business for the Company is referrals from customers that have had the Company's systems successfully installed to prospective customers in the same industry. Due to this, the Company has adopted an industry approach to developing new sales by first developing a presence in an industry and then seeking to expand that presence.

     The Company's marketing efforts are aimed at reaching targeted groups of buyers and supporters of certain types of environmental solutions. Advertising is primarily utilized in trade journals targeted to plant engineers, environmental engineers and managers and waste treatment facility managers. The Company also participates in trade shows and exhibitions. Targeted direct mail campaigns are utilized to keep potential customers abreast of the Company's capabilities. Leads generated by these activities are passed to independent sales representatives or handled directly.


     Sales activities are principally conducted through a sales force of commissioned independent representatives. In certain situations, top management is directly involved in the sales effort. The Company has approximately 24 independent sales representatives in the United States; in Canada, the Company markets through 7 commissioned independent representatives while there are an additional 6 representatives in other parts of the world. These commissioned representatives are either independent salespeople or small sales organizations. The Company has a standard representative agreement which is executed with each representative, which agreement provides for cancellation by either party on 30 days notice (which is the industry standard). In all cases, these representatives also sell products for other suppliers, generally in the water or wastewater industries, which provide the representatives a broad line to sell. The Company attempts to select representatives who do not represent competing lines, although this is not always possible. In large system sales, Company employees have significant participation in the sales efforts, as the sales process frequently exceeds the representative's technical expertise. Because of the above, even though sales by a particular representative may be significant in any given period, the Company does not believe such agreements to be material, and the loss of any single representative would not have a material adverse effect on the Company.


The Company has active representation in Mexico, Egypt, Thailand, Indonesia and Israel, and has current projects in each of those countries. The Company also has occasional sales in Europe; however, because of the more developed nature of that market and greater competition, the Company has not stressed European sales to the same extent as in developing countries. All export sales are arranged with letter-of-credit financing.


     The Company and its predecessors have experienced a steady growth in export sales as environmental concerns have increased worldwide. Such sales were approximately $1,685,000 in 1995, $1,400,000 in 1994 and $1,095,000 in 1993. In
1995 export sales were $1,483,000 from the United States and $202,000 from Canada. The export sales in 1995 were comprised of approximately 32% to Brazil, 20% to Argentina, 20% to South Africa, and 28% to various other countries. During 1994, export sales were approximately 17% to Russia, 71% to China and 12% to various other countries. During 1993, export sales were approximately 20% to Egypt, 18% to Chile, 17% to China and 45% to various other countries. Amounts attributable to foreign sales included in the Company's backlog at December 31, 1995 included $607,000 to Brazil and $506,000 to South Africa and $144,000 to other countries. For additional information regarding international operations, see Note 10 to the consolidated financial statements of EV Environmental, Inc.

     The Company has experienced a seasonal weakness in the market in the first calendar quarter. Management believes this is attributable to two causes: (1) the Company's systems are capital assets of its customers, and the first calendar quarter is generally the period when the Company commences the design of systems after approval of the expenditure, and (2) the installation of some systems is hampered by cold weather.

     The Company has numerous competitors, many with substantially more resources than the Company. Management believes that no single competitor, however, has a dominant market position. Management believes that the Company is able to compete successfully on the basis of product efficacy, reliability, and service to customers. Although price is a consideration, the Company believes that the above mentioned areas are equally important in the buying decision.

     Treatment systems customers vary significantly from year to year based on the expansion activity of wastewater treatment facilities. Repeat sales have not been significant, although the Company endeavors to generate repeat sales from customers with multiple locations. No single customer represents in excess of 10% of the Company's sales on an ongoing basis, and no single or affiliated group of customers has accounted for as much as 10% of combined sales in the past three years for the treatment systems.


     Engineering and management services customers are ongoing in nature. Generally, engineering services are provided on a one year contractual agreement with their customers. In 1995, one engineering customer represented 12% of the Company's combined sales. Management services are provided on contractual agreements, generally ranging from one to three years. In 1995, no single customer represented in excess of 10% of the Company's combined sales. For 1994, no customer for the engineering and management services represented a significant portion of the combined sales.


     The Company's research and development activities are primarily internal engineering to develop enhancements to existing technologies. The costs associated with developing similar enhancements for specific customer applications, which, because of the unique characteristics of each customer application are present in many systems, are not considered research and development. Because much of the costs of designing the Company's VDR system (see "Operations") was included in job related costs, it is not practicable to isolate the total cost of the effort. Management believes that specific research and development costs were less than $50,000 in each of the last three years.


OPERATIONS


     The Company's operations prior to the acquisition of TPA consisted primarily of designing treatment systems for its customers' aqueous flows, managing the manufacture of the related hardware (through contract manufacturers) and in many instances managing the installation of the systems and the training of personnel at customers' locations. All such services are included in the contract price of the equipment or system to the customer. The Company's systems are also utilized within manufacturing customers' internal resource recovery and process control operations. As a result of the TPA acquisition the Company now provides consulting engineering services (primarily to municipalities in Kentucky and Indiana) and the contract operation of wastewater treatment facilities for both public and private sector clients.


     During 1995, the Company decided to reorganize its operations along market and product lines, rather than along the lines of the former autonomous operating entities that had been acquired. Three distinct markets were identified that the Company served: wastewater systems, contract operations of treatment facilities, and consulting engineering. The wastewater systems markets are serviced by the first three acquisitions made by the Company from inception through 1993. The contract operations and consulting engineering markets are served by the acquired operations of TPA, which are organized and managed from Louisville, Kentucky and South Bend, Indiana, respectively.


     In reorganizing the wastewater systems business, the Company has changed from being geographically independent and operating autonomously to being functionally driven as described in the preceding paragraph. Separate sales and marketing, engineering and production, and finance and administration personnel report to the functional executives. Due to the base of engineering talent in the Louisville, Kentucky location, engineering and production in the systems operations have been concentrated in that location, with the elimination of redundancies in the engineering operations at the Florence, Kentucky, Burlington, Ontario and Irvine, California locations. The Company believes that organization will enable it to respond more quickly to market changes and significantly reduce its overall cost of doing business.


     As a result of this centralization activity, the Company has significantly reduced the size and scope of its Canadian subsidiary. The office census was reduced, management was changed, the extensive use of pilot plants in the marketing effort curtailed, certain products of other suppliers dropped or exclusive rights relinquished, and engineering for this market supplied from other locations. As a result, goodwill related to this acquisition of $673,000
(net) was deemed to be permanently impaired and was written off in the fourth quarter, along with an investment in pilot plant equipment of having a net book value of approximately $509,000.


     To reduce operating cash needs in 1995, the Company froze capital additions and new hires during the year and reduced its payroll through a series of terminations which is expected to reduce overall expenses by over $800,000, and centralized accounting and cash management. The full benefit of these steps are not expected to be realized until 1996. The Company intends to add new employees to meet expected sales growth in 1996 when actual sales are awarded.

     Essentially all of the Company's systems and products are designed internally. The designs of the products were either developed internally or purchased. There is some patent and copyright protection, although the Company does not believe this protection to be material to its competitive situation other than the new patent application discussed below. The Company's proprietary patents do not give the Company exclusive use of any of these technologies, but rather protect certain mechanical enhancements which reduce maintenance and power usage, and provide the ability to adjust to the changing effluents. There are many technologies available in the public domain for the treatment of the waste flows which the Company addresses. Most treatment systems employ several different technologies in reaching the desired discharge level. The Company has the ability to provide appropriate analysis of customers' wastewater problems, combine technologies to efficiently treat the waste, provide a system with ease of operation and relatively low maintenance, and provide flexibility in the system to enable the customer to more easily deal with changing effluents.


     The Company currently has a patent application pending (submitted in early
1995) for a proprietary biological treatment system (the Variable Depth Reactor or "VDR"). The Company currently has several installations using this technology, and believes it is a significant improvement over prior methods of utilizing aerobic biological treatment. The principle advantages are ease of operation, lower energy and chemical costs, and reduced initial capital costs.


     The Company's products are manufactured by contract vendors, primarily metal working concerns. Raw materials are purchased by the vendors to Company specifications and are billed to the Company as part of the manufacturing costs, principally upon shipment by the vendors. There are numerous sources for the parts and materials used in the Company's products, as well as numerous contract fabricators to produce the products. During the years ended December 31, 1995, 1994 and 1993, purchases from Marcon Custom Metals, Inc. accounted for 3%, 3% and 7%, and Columbian Steel Tank accounted for 1%, 4% and 2%, respectively of the Company's cost of sales during the same periods. Neither of these vendors is the sole source of the products it supplies. In 1995, purchases from Water Services, Inc. accounted for 5% of the purchases. Purchase orders for the supply of the Company's products are negotiated on a job-by-job basis, generally by competitive bid. There are no general supply contracts with any of the Company's vendors. Since there are many potential sources of supply, none of the relationships with such vendors are material and the loss of any single such vendor would not have a material adverse effect on the Company. Shipments are made to the Company's warehouses or drop shipped to the customer. In many instances, component parts are shipped to the Company for final assembly and testing before shipment to customers.


     Company personnel perform all functions described above, other than the actual metal-working required in the fabrication of products, and occasional construction functions, which are subcontracted to the appropriate craft.


     The Company maintains an inventory of replacement parts to fill recurring and immediate customer needs. This inventory generally does not require a significant financial investment.


     The businesses of water treatment and wastewater treatment have substantially benefited from federal, state, provincial and local regulation of environmental and water quality matters. The two principal United States federal statutes which substantially affect the Company's business are the Revised Clean Water Act of 1987 and the Revised Safe Drinking Water Act of 1980. Many states and provinces regulate and enforce water and wastewater treatment as well. These regulatory and enforcement efforts have created a strong demand for the Company's products. Continued promulgation and enforcement of similar regulations, or the failure to adopt or enforce such regulations, could have a significant impact on the demand for the Company's products and services.


     The Company does not haul or dispose of wastes, and is therefore not subject to regulations regarding those activities.


     Government agencies frequently require permits to be issued for the Company's projects to proceed toward completion. Permits fall into two general categories, namely construction permits and wastewater discharge permits. The former seldom, if ever, become an issue with regard to the Company's ability to proceed with contract completion. The wastewater discharge permits are generally administered by individual state departments of environmental protection. When customers expand existing production facilities or change their discharge from a public sewer to a waterway, permits are scrutinized extensively by state agencies, which can delay the customer's installation.


     Where the customer is upgrading an installed pretreatment facility or installing a pretreatment facility for a waste stream that already discharges into an existing sewer, obtaining permits is not generally an issue. Because the Company's customers are usually under pressure from regulatory agencies to reduce discharges, the threat of withdrawal of existing discharge permits has a generally positive impact on the Company's operations.


BACKLOG


     The Company had a backlog of approximately $8,905,000 at December 31, 1995 as compared to approximately $8,357,000 at December 31, 1994. The backlog is comprised of approximately 45% and 14% representing the treatment business and 55% and 76% representing engineering and management services for the years ending December 31, 1995 and 1994, respectively. The treatment business backlog represents firm purchase orders and proposals accepted by customers for which purchase orders will not be issued until engineering designs have been accepted. This backlog is generally shipped within a four to six month period following receipt of order. The Company's backlog as of any particular date may not be indicative of backlog as of any subsequent date and may vary considerably from time to time depending upon the volume and size of orders and changes in delivery schedules. The Company anticipates that approximately 84% of the 1995 backlog amounts will be realized during the year ended December 31, 1996 as compared to approximately 55% having been realized of the December 31, 1994 backlog during 1995.

EMPLOYEES


     The Company currently has 103 employees, 95 in the United States and 8 in Canada, none of whom are represented by unions. The Company's management believes its relations with employees are satisfactory.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995


     Except for historical information contained herein, the matters discussed in this Registration Statement are forward-looking statements which involve risks and uncertainties including, but not limited to, economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services and prices and other factors discussed in the Company's filings with the Securities and Exchange Commission.

PROPERTIES


     The Company uses approximately 2,800 square feet of leased office space in Ft. Mitchell, Kentucky (which lease expires in 1999), 10,000 square feet of leased office space in Louisville, Kentucky (which lease expires in 1999), 8,000 square feet of leased premises in California (which lease expires in 1998), 2,600 square feet of leased office space in Indiana (which lease expires in 1998) and 12,000 square feet of leased space in Canada (which lease expires in
1997). The Company rents approximately 1,000 square feet of office space for its headquarters on a month-to-month basis.

MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

From the date of the Company's initial public offering through February 24, 1993, there had not been a publicly quoted market for the Company's Common Stock. On February 24, 1993, the Company completed a public offering of 350,000 units, each unit consisting of one share of common stock and one warrant to purchase a share of common stock at $12. The Common Stock is traded in the over-the-counter market and is quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") Small Cap Market. The following table indicates the range of the closing high and low bid quotations for the Company's Common Stock for each full quarterly period since such offering as quoted on the listing of NASDAQ Small-Caps Issues.

Quarterly Period Ending                                High Bid                      Low Bid
- -----------------------                                --------                      -------
June 30, 1993                                            $8 3/8                       $7 1/2

September 30, 1993                                        7 7/8                        6 3/4

December 31, 1993                                         6 3/4                        5

March 31, 1994                                            5 3/8                        4 3/8

June 30, 1994                                             4 3/8                        3 1/8

September 30, 1994                                        4 1/2                        3 3/8

December 31, 1994                                         4                            3 3/8

March 31, 1995                                            4 1/2                        3 1/2

June 30, 1995                                             4 1/4                        3

September 30, 1995                                        3 1/4                        1 3/8

December 31, 1995                                         2 1/2                        1

March 31, 1996                                            2 7/8                        1 1/4

April 30, 1996                                            1 3/8                        1



     The closing price for the Company's Common Stock on June 14, 1996 was
$1.25.


     Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily reflect actual transactions. There are approximately 400 beneficial holders of the Company's Common Stock. The Company has paid no dividends on its Common Stock since its inception and it is anticipated that future earnings, if any, will be retained to finance development of the Company's business and consequently, the Company does not foresee paying dividends in the immediate future. Further, the Company has, for a period of two years from the completion of its offering of 9% Convertible Subordinated Debentures (such offering was completed on March 20,
1995) agreed not to (i) redeem any of its securities outstanding as of the closing date of that offering (other than redemptions that may be required), or
(ii) pay any dividends or make any other cash distribution in respect of its securities in excess of the amount of the Company's consolidated current or retained earnings derived after the closing date of this offering, without the prior written consent of Noble Investment Co. of Palm Beach, which served as placement agent in connection with the offering.


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
- ------------------------------------------------------------


NAME                                           AGE           SINCE          POSITION WITH THE COMPANY
- ----                                           ---           -----          -------------------------
Michael R. Cox                                  49            1991          Chairman, President, Chief Executive
                                                                            Officer, Chief Financial Officer and
                                                                            Director

Dan L. Scroggins                                39            1991          Executive Vice President and Director

Murdoch Heideman                                51            1993          President of PCE and Director

Ralph A. Armstrong                              41            1994          Senior Vice President - Sales and
                                                                            Marketing and Director since 1996.


     Mr. Cox has been Chairman, President, and Chief Executive Officer of the Company since the merger of JBCH in December, 1991. He had held the same positions with JBCH since June, 1991. Mr. Cox was a director and Executive Vice President of Kimberly, Cox & Harnish, Inc., a private investment firm, from prior to 1989 until 1993. He was Vice

Chairman of the Board of Hunter Environmental Services, Inc., a publicly traded environmental services firm, in 1989, and President and Chief Executive Officer from 1987 through 1988.


     Mr. Scroggins was Chairman of the Board and President of North American Environmental, Inc. from June, 1991 to October 16, 1991. Prior to that he was Vice President and General Manager of such corporation beginning in 1986. Mr. Scroggins has been an Executive Vice President of the Company and its predecessor JBCH since October 16, 1991. He has been President of Pollution Control, Inc. since October 16, 1991.


     Mr. Heideman has been a director of the Company since March, 1993. For more than the last five years, he has been President of Pollution Control Engineering, Inc., a California corporation which in February, 1993 was acquired by merger into the Company's wholly-owned subsidiary.


     Mr. Armstrong joined the Company in February 1994 as Senior Vice President-Sales and Marketing and was elected a Director in March, 1996. He was President of erca USA Inc. (a food processing and packaging equipment manufacturer) from 1991 to 1993. Prior to that he had held various positions since 1979 with Continental Can Company, most recently Vice President of Sales and Marketing at Continental Plastic Ventures.


     The terms of office of all Directors of the Company are from the time of election until the next annual meeting of stockholders and until their respective successors are qualified as provided in the By-laws of the Company. All officers hold office at the pleasure of the Board of Directors. None of the Company's Directors or executive officers has a family relationship with any other Director or executive officer.

EXECUTIVE COMPENSATION
- ----------------------


     The following table sets forth information concerning remuneration paid or accrued by the Company and its subsidiaries during the three years ended December 31, 1995 for all executive officers including those as to whom the total remuneration exceeded $100,000, and for all executive officers of the Company as a group.

                           SUMMARY COMPENSATION TABLE


                                                                       ANNUAL                 LONG TERM
                                                                     COMPENSATION            COMPENSATION

                                                                                              NUMBER OF
                                                                                               OPTION
     NAME AND PRINCIPAL POSITION                   YEAR                 SALARY                 AWARDS
     Michael R. Cox                                1995                $130,000                   20,000
     Chairman, President and                       1994                 130,000
     Chief Executive Office                        1993                 130,000

     All Current Executive Officers                1995                 452,760                   77,000
     As a Group                                    1994                 547,616                   60,000
                                                   1993                 381,250                   10,000

During the year ended December 31, 1995 options were granted to the following executive officers:


                                                            Individual Grants
                                                            -----------------

                                                   Number of
                                                   Securities      % of Total
                                                   Underlying      Options      Exercise Price    Expiration
Name                                               Options         Granted       ($/share)           Date
- ----                                               ------          -------        --------           ----
Michael R. Cox                                     20,000               9%         $3.50            2000

Ralph A. Armstrong                                 40,000              19%          3.50            2000

Dan L. Scroggins                                   10,000               5%          3.50            2000

Murdoch Heideman                                    5,000               2%          3.50            2000

Jennifer L. Clark                                   2,000               1%          3.50            2000


The aggregate option exercise in the last fiscal year and fiscal year end option values for the named employee is presented as follows:



                                                                                   Number
                                                                                   Securities                Value of
                                                                                   Underlying               unexercised in
                                                                                  Unexercised                the Money
                                                                                   Options at                Options at
                              Shares                                                FY-End                    FY-End
                            Acquired on                                           Exercisable/            Exercisable/
Name                         Exercise              Value Realized                Unexercisable            Unexercisable
- ----------------             --------              --------------                -------------            --------------
Michael R. Cox                0                      N/A                           46,300                     0


The Company qualifies as a Small Business Issuer.


     Mr. Cox is paid at the rate of $130,000 per year pursuant to a one year extension of a three-year employment agreement.


     The Company has adopted an incentive compensation program whereby key employees will participate in bonuses equal to one-third of pre-tax profits for 1996. Individual awards are at the discretion of the Board of Directors.

STOCK OPTION PLAN


     The Company has adopted a stock option plan conforming to Securities and Exchange Commission Rule 16b-3 and pursuant to which incentive stock options and non-statutory stock options can be granted. Up to an aggregate of 300,000 shares of the Common Stock may be issued under the plan. The plan was approved by the Company's stockholders and may be amended or terminated by the Board of Directors. The plan is to be administered by a committee (the "Option Committee") consisting of at least two directors.

     An incentive stock option may be granted to an eligible employee pursuant to the plan. The number of shares and other terms of grant will be fixed by the Committee except that in no event shall the term of an incentive stock option be more than ten years. The exercise price of an incentive stock option shall be not less than the fair market value of the Common Stock at the time of grant, and may be paid either in cash or, with the Option Committee's consent, with previously owned shares of the Company's Common Stock, a promissory note or a combination thereof.

DIRECTOR COMPENSATION


     Each non-management director receives meeting fees of $500 for each meeting of the Board of Directors attended, and $250 for each meeting attended of a committee of the Board of Directors.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Descriptions of certain transactions and agreements to which the Company, or its predecessor, JBCH, and certain of the officers, directors and other related parties of the Company are parties are set forth below. The Board of Directors believes the transactions and agreements described below were on terms at least as favorable to the Company as those which could have been obtained from unrelated parties and were negotiated in an arm's-length manner.

PURCHASE OF JBCH SHARES BY COX


     Upon the merger of JBCH into the Company, Mr. Cox received 184,630 shares in exchange for JBCH shares held by him which he purchased for an aggregate cash consideration of $151,000.

LEASE OF REAL ESTATE


     Effective September 1, 1993, PCE entered into a lease arrangement with a company of which Mr. Heideman, President of PCE and director of the Company, is a principal owner. The lease is for approximately 8,000 square feet of office and warehouse space which serves as the headquarters of PCE. The lease calls for base annual rentals of $43,200 per year with taxes, insurance and maintenance being the responsibility of PCE. The lease is for a period of five years with annual adjustments to the base rent based on the Consumer Price Index with minimum annual increases of 4% and maximum annual increases of 6%.

LOANS TO COMPANY


     During the year ended December 31, 1994, Mr. Heideman, a director of the Company, and his spouse were issued promissory notes totaling $110,000 bearing interest at rates ranging from 8% to 9.5% with various maturities through January 1999.

TRANSACTIONS WITH EZRA

     Ezra E. Ezra was the Chairman of the Board of the Company up to the Merger and a former vice president of Drake Capital Securities, Inc. ("Drake"), the placement agent for a private placement of common stock by the Company which was completed in February 1992 and is described below. In addition, Mr. Ezra is a beneficial owner of more than five percent of the shares of the Company. Prior to the Merger, the Company had no operations, a net worth of approximately $450,000 consisting mostly of cash raised in a 1990 "blind pool" public offering, and the sole business objective of acquiring an operating business which offered significant growth potential. At the time of the Merger, Mr. Ezra held 49% of the Company's shares.

     Upon the consummation of the Merger, the Company paid Mr. Ezra $12,000 as a non-accountable expense reimbursement and issued 14,036 shares to him in consideration of services rendered by him in connection with the Merger. Of the 42,107 shares issued to Drake following the Merger in consideration of services provided by Drake, Mr. Ezra received 27,370 shares. Pursuant to the terms of the Merger, Mr. Ezra was given the right to direct the Company to issue 20,000 shares and 20,000 Redeemable Warrants directly to persons designated by Mr. Ezra. Of such amounts, 1,600 shares and 16,000 Redeemable Warrants were issued to Mr. Ezra. In addition, the Company has agreed to nominate Mr. Ezra, at his request, for election as a director of the Company and to use its reasonable best efforts to cause his election. Mr. Ezra has not made such a request and the Company does not anticipate that Mr. Ezra will make such a request in the near future.

     As part of the Merger, EV agreed to a subsequent private placement of its Common Stock at a price of $2.00 per share. Such private placement was completed in February 1992 and 197,500 shares were sold. In connection with the completion of such private placement, Drake received a combination of fees, shares and warrants. Mr. Ezra, pursuant to his employment arrangement with the Placement Agent, received sixty-five percent of such fees, shares and warrants. Of the

$37,000 in placement fees paid to Drake, Mr. Ezra received $24,050. Of the 14,035 shares issuable to Drake following such private placement, Mr. Ezra received 9,123 shares. Of the warrants to purchase 20,800 shares issuable to Drake at $2.00 per share following such private placement, Mr. Ezra received warrants to purchase 13,520 shares. In addition, Mr. Ezra jointly with his wife, purchased 32,500 shares in such private placement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
- --------------------------------------------------------------


     The following table sets forth information with respect to beneficial ownership of Equity Securities as of June 11, 1996 by (1) each person who owns of record or is known by the Company to own beneficially more than 5% of the common shares of the Company, (2) by each director and certain executive officers of the Company and (3) by all executive officers and directors as a group.


                                                                                     AMOUNT AND
                                                                                      NATURE OF
                                                                                      BENEFICIAL           PERCENTAGE OF
     NAME AND ADDRESS OF BENEFICIAL OWNER                  TITLE OF CLASS            OWNERSHIP(1)           CLASS OWNED
     ------------------------------------                  --------------            ------------           -----------
Michael R. Cox                                         Common Stock                   238,598(2)               6.2
1465 Post Road East                                    Series A Warrants                5,000(3)               1.1
Westport, CT 06880
(Director and 5% shareholder)

Dan L. Scroggins                                       Common Stock                   110,501(4)               2.9
Pollution Control, Inc.                                Series A Warrants                8,000                  1.8
7529 Sussex Drive
Florence, KY 41042
(Director and 5% shareholder)

Murdoch Heideman                                       Common Stock                    72,728(5)               1.9
Pollution Control Engineering, Inc.
6 Autry, Suite B
Irvine, CA 92718
(Director)

Ralph A. Armstrong                                     Common Stock                    46,333(6)               1.2
1465 Post Road East                                    9% Convertible
Westport, CT 06880                                     Debentures                      50,000                  2.5

The Robins Companies, Inc.                             Common Stock                   222,354                  5.8
871 Michigan Avenue
Columbus, Ohio 42315
(5% Shareholder) (9)

RBB Bank Aktiengesellschaft                            Common Stock                 1,467,972(7)              38.6
Leonhardstr. 5, 8010 Graz
Austria

All executive officers and                             Common Stock                   469,494(8)              11.9
 directors as a group (8 persons)                      Series A Warrants               13,000                  2.9
                                                       9% Convertible
                                                       Debentures                      50,000                  2.5


___________


(1) Except as otherwise stated, all holders of any shares have sole voting and investment power with respect to such shares, and all holders having the right to acquire shares will have sole voting and investment power upon the acquisition of said shares.

(2) Includes 39,523 shares held by Mr. Cox's retirement account, over which Mr. Cox exercises sole investment and voting control and 52,967 shares issuable upon the exercise of certain options and warrants.


(3) Includes 1,000 Series A Warrants held by Mr. Cox's retirement account, over which Mr. Cox exercises sole investment and voting control.


(4) Includes 59,503 shares issuable upon the exercise of certain other options.


(5) Such shares are held by Mr. Heideman as co-trustee of the Murdoch Heideman and Nadine Heideman Living Trust and 1,667 shares issuable upon the exercise of certain options and include 52,967 shares issuable upon the exercise of certain options held directly by Mr. Heideman.


(6) Includes 20,000 shares issuable upon conversion of the Company's 9% convertible securities and 13,333 shares issuable upon the exercise of certain options.


(7) Shares held in the name of RBB are held for the account of foreign investors. RBB represents that no beneficial owner represents 5% of the outstanding voting securities of the Company.


(8) Includes 321,357 shares outstanding and 148,137 shares issuable upon the exercise of options, warrants and conversion of 9% Convertible Securities.


(9)  The Robins Companies, Inc. is controlled by Gary Robins and Gregg B.
     Robins.

                                 DESCRIPTION OF SECURITIES

COMMON STOCK


     The Company is authorized to issue 10,000,000 shares of Common Stock, $.01 par value (the "Common Stock"). On June 12, 1996, there were 3,575,360 shares of the Company's Common Stock outstanding (not including 228,476 shares issuable upon the exchange of Canco stock, which shares are considered outstanding for financial statement purposes). All outstanding shares of Common Stock are, and the shares offered hereby will be, validly issued, fully paid and nonassessable. Holders of Common Stock are entitled to share ratably in such dividends and distributions as may from time to time be declared by the Board of Directors of the Company from funds legally available therefor and upon liquidation will be entitled to share ratably in any assets of the Company legally available for distribution to holders of the Common Stock. The Company's Certificate of Incorporation, as amended, and By-laws do not confer any preemptive, subscription, redemption or conversion rights on the holders of Common Stock. Holders of Common Stock are entitled to cast one vote for each share held of record on each matter submitted to a vote of shareholders. There is no cumulative voting, which means that holders of a majority of the Common Stock may elect all of the directors.

DIVIDENDS


     The Company has paid no dividends on its Common Stock since its inception and it is anticipated that future earnings, if any, will be retained to finance development of the Company's business and consequently, the Company does not foresee paying dividends in the immediate future. Further, the Company has, for a period of two years from the completion of its offering of 9% Convertible Subordinated Debentures (such offering was completed on March 20, 1995) agreed not to (i) redeem any of its securities outstanding as of the closing date of that offering (other than redemptions that may be required), or (ii) pay any dividends or make any other cash distribution in respect of its securities in excess of the amount of the Company's consolidated current or retained earnings derived after the closing date of this offering, without the prior written consent of Noble Investment Co. of Palm Beach, which served as placement agent in connection with the offering.

SERIES A WARRANTS

     The following summary of terms and provisions of the Series A Warrants is qualified in its entirety by reference to the detailed provisions of the Series A Warrants, the form of which is an exhibit to the Registration Statement of which this Prospectus is a part.


     Each Series A Warrant entitles its registered owner to purchase, at the exercise price of $5.00, one share of the Company's Common Stock during the three years commencing February 26, 1994 and ending February 26, 1997, subject to extension by the Company. The Company may call and redeem all outstanding Warrants commencing 15 months from February 16, 1993 upon 30 days' prior written notice, at the redemption price of $.01 per Warrant, at such time as the market price of its Common Stock (as defined in the Warrant Agreement), has exceeded the Warrant exercise price by 20% for the period of 20 consecutive business days, provided that the holder may exercise the Warrant at any time prior to expiration of the 30-day period. Any Warrant so called and not exercised prior to expiration of the 30-day period will be entitled only to the redemption price. 452,000 Series A Warrants are outstanding. 102,000 of such Series A Warrants and the 452,000 shares of Common Stock issuable upon the exercise of such warrants are registered hereunder.

     The exercise price of the Series A Warrants and the number of shares of Common Stock issuable upon exercise of the Series A Warrants are subject to anti-dilution adjustments under certain circumstances including stock splits, stock dividends, any subdivision, combination or recapitalization of the Company's Common Stock, the sale of all or substantially all of the Company's assets or the merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation.

     Series A Warrants may be exercised by surrendering the Warrant Certificate with the subscription form duly completed and executed, together with cash or a bank cashier's check payable to the Company, in the amount of the exercise price, to the Company's Warrant Agent.

     Holders of Series A Warrants are not entitled to vote, to receive dividends, or to exercise any rights of holders of Common Stock until the Series A Warrants have been duly exercised.

     During the exercise period of the Series A Warrants holders are given the opportunity to profit from any rise in the market value of the Company's Common Stock, and the Company may be deprived of favorable opportunities to obtain additional equity capital, if it should then be needed, for its business. A warrant holder may be expected to exercise such Warrants at a time when the Company is likely to be able to obtain equity capital on terms more favorable than those provided in such Warrants.

PREFERRED STOCK

     The Board of Directors is authorized to issue up to 500,000 shares of Preferred Stock in one or more series and to designate the number of shares constituting any such series and the terms thereof, including dividend, conversion and voting rights, terms of redemption, liquidation preferences and sinking fund provisions. No shares of Preferred Stock have been issued and no series of Preferred Stock has been designated. The Board of Directors has no present plans to issue shares of Preferred Stock or to designate any such series.

9% CONVERTIBLE SUBORDINATED DEBENTURES


     The Company has outstanding $1,938,000 of its 9% Convertible Subordinated Debentures, due October 31, 1999 (the "Debentures"). Interest on the Debentures is payable semi-annually on April 30 and October 31 of each year. Payment of interest may, at the option of the Company, be paid in cash or cash equivalent value of shares of the common stock of the Company, $.01 par value (the "Common Stock"). The rights of holders of the Debentures to receive payment of any principal or interest thereon is subject and subordinate to the prior payment of the principal of (and prepayment premium, if any), and the interest on existing indebtedness at the date of issue, institutional debt and purchase money obligations. The Debentures will mature on October 31, 1999, unless previously converted or redeemed.

     The Debentures are convertible, at the option of the holder, at any time prior to maturity, unless previously redeemed at a conversion price of $2.50 of Debenture principal and accrued interest for one share of Common Stock (equivalent to a conversion rate of 400 shares of Common Stock per $1.000 of principal amount of Debentures). The Debentures are subject to mandatory conversion or redemption at the option of the Company subject to certain market conditions and prepayment premiums.


     The Debentures are secured by a first priority security interest in the stock of the Company's wholly-owned subsidiaries created to acquire certain assets of TPA, as well as a security interest in such assets second to that of the subsidiaries' lending bank.

CONVERTIBLE DEBENTURES


On February 13, 1996, the Company sold RBB Bank Aktiengesellschaft of Graz, Austria("RBB") a $650,000 face amount of 5% convertible debenture, due December 31, 1996. The debenture is convertible into the Company's common stock at the option of either the Company or the holder at the lower of 65% of the average bid price for the five days before subscription (February 6, 1996) or 65% of the average bid price for the five days before conversion. The Company paid fees to the placement agent on this transaction of $150,000.


On March 28, 1996, the Company sold a similar 5% convertible debenture due December 31, 1996 to RBB in the face amount of $500,000, which netted the Company $385,000 after fees. This debenture is convertible into the Company's common stock at the option of either the Company or the holder at the lower of 65% of the five lowest closing bids in the period March 20 to April 13, 1996 or 65% of the average closing bid price for the five days before conversion.


The above debentures were converted into 1,493,624 shares of common stock in June, 1996.

TRANSFER AND WARRANT AGENT

     The transfer agent for the Common Stock and Series A Warrants and warrant agent is American Stock Transfer & Trust Company, 99 Wall Street, New York, New York 10005.

LIMITATIONS ON DIRECTORS' LIABILITY

     The Company's Certificate of Incorporation, as amended, includes a provision eliminating the monetary liability of directors to the fullest extent permissible under Delaware law. The provision does not affect a director's liability for breach of the fiduciary duties of loyalty, failure to act in good faith, receipt of an improper personal benefit, engagement in intentional misconduct or participation in the payment of a dividend, in a stock redemption or in a purchase prohibited by Delaware laws. Also, the provision does not affect a director's liability for violation of federal or state securities laws.

     As a result of this provision, the Company and its shareholders may not be able to obtain money damages from a director for breach of the duty of due care. Although shareholders may seek injunctive or other equitable relief for a director's alleged breach of the duty of due care, shareholders may not have any effective remedy against such conduct if equitable remedies are unavailable.


     The Certificate of Incorporation, as amended, also empowers the Company to indemnify its directors and officers to the fullest extent permissible under Delaware law.

                        SHARES ELIGIBLE FOR FUTURE SALE


The Company has 3,575,360 shares of Common Stock outstanding, of which approximately 1,000,000 shares (29% of the shares outstanding) are held by persons who acquired such shares in transactions which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). All of these shares are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act. In general, under Rule 144, a person who has beneficially owned restricted securities for at least two years may, under certain circumstances, sell publicly within any three-month period a number of shares which does not exceed the greater of 1% of the then outstanding shares or the average weekly trading volume during the four calendar weeks immediately preceding such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity or other limitation by a person who has owned the shares for at least three years and has not been an "affiliate" of the issuer of the securities during the three months immediately preceding the sale.

The above does not include 228,476 shares reserved for issuance upon exchange of Canco stock, which shares are registered hereunder and absent registration such shares would not be eligible for sale under Rule 144 for at least two years after such exchange.


438,320 of the "restricted securities" described above are registered hereunder.


     Prior to the public offering effective on February 16, 1993, there was no market for the Common Stock. The Company cannot predict the number of shares of Common Stock which may be sold in the future pursuant to the exercise of registration rights, or to Rule 144 or other applicable exemptions from the registration requirements of the Securities Act, since such sales will depend on whether persons choose to exercise any registration rights they may have, the market price of the Common Stock, the individual circumstances of holders thereof and other factors. Nevertheless, the possibility that substantial amounts of restricted or registerable shares may be resold in the public market may adversely affect prevailing market prices for the Company's securities.

                              PLAN OF DISTRIBUTION

SHARES TO BE ISSUED BY THE COMPANY


     An aggregate 485,800 shares of Common Stock registered for issuance hereunder are issuable upon the exercise of various warrants and options to purchase Common Stock. 452,000 shares of Common Stock registered for issuance hereunder are issuable upon the exercise of Series A Warrants at $5.00 per share. An aggregate 228,476 shares of Common Stock registered for issuance hereunder are issuable upon the exchange of 27% of the shares of 1008650 Ontario, Inc., a subsidiary controlled by the Company. An aggregate of 400,000 shares of Common Stock are registered for resale hereunder upon issuance in payment of interest on the Company's 9% Convertible Debentures. The Company intends to maintain the effectiveness of the registration statement covering such shares, of which this Prospectus is a part, for at least so long as it is obligated to maintain the effectiveness of a registration statement covering other shares.

SELLING SECURITY HOLDERS


     585,840 shares of Common Stock and 137,000 Series A Warrants may be offered by, or for the account of, the Selling Security Holders, and 775,200 shares of Common Stock registered for resale following issuance are issuable upon conversion of the Company's 9% Convertible Debentures. The Company is obligated to register these securities and to maintain the effectiveness of the registration statement covering these securities, of which this Prospectus is part, for at least so long as it is obligated to maintain the effectiveness of a registration statement covering other shares.

     In the case of each Selling Security Holder, the securities held by such person prior to this Offering and registered hereunder are being offered hereby for such person's account and it is assumed that all the securities offered hereby will be sold so that, after completion of the offering, no Selling Security Holder will hold any of such securities. The tables below set forth the name of each Selling Security Holder, the relationship of the Selling Security Holder to the Company and the number of securities which will be beneficially owned by such Selling Security Holder as of the effective date of this Offering (to the best of the Company's knowledge) of which this Prospectus forms a part. The percentage of the class to be owned by each Selling Security Holder, if one percent or more, is indicated in parentheses.

                                  COMMON STOCK



                                                                                SECURITIES TO
                                          SECURITIES                            BE OFFERED FOR
            NAME                         OWNED PRIOR                             STOCKHOLDER'S
                                         TO OFFERING                               ACCOUNT*
Murdoch Heideman (3)(5)                    71,728                                   71,728

Harry J. Marshall(7)                      144,237                                  144,237

The Robins Companies, Inc.                222,355                                  222,355

Noble Investment Company of
  Palm Beach, Inc. (4)                    147,520                                  147,520

                               SERIES A WARRANTS


                                                                                           SECURITIES TO BE
                                                                                              OFFERED FOR
                                                            SECURITIES OWNED                SECURITYHOLDER'S
                NAME                                       PRIOR TO OFFERING                   ACCOUNT*
First Equity Corporation
    of Florida                                                      6,000                       6,000

A.B. Margolis Investments, Ltd.                                     8,000                       8,000

Steven and Kimberly Silver                                          4,000                       4,000

Michael R. Cox (3) (6)                                              4,000                       4,000

Scott Goldberg                                                      4,000                       4,000

Kenneth V. Knight, Revocable Trust                                  8,000                       8,000

Steven Silvers, P.A. Profit Sharing                                 4,000                       4,000

Erik Petersson & Co.                                                8,000                       8,000

Mario F. Rodriguez                                                  8,000                       8,000

J. Sheth                                                            4,000                       4,000

David L. Ziegler                                                    4,000                       4,000

Dan L. Scroggins (3)                                                8,000                       8,000

Harry J. Marshall (7)                                               2,666                       2,666

Roy Arthur Budd                                                     2,667                       2,667

Betco Inc.                                                          2,667                       2,667

Hedge Fund Partners Ltd.                                            8,000                       8,000

R. Cory Schnepper                                                   4,000                       4,000

ITO Investments Ltd.                                                8,000                       8,000

Ezra E. Ezra                                                        4,000                       4,000

       COMMON STOCK ISSUABLE UPON CONVERSION OF 9% SECURED CONVERTIBLE
                SUBORDINATED DEBENTURES (REGISTERED FOR RESALE)


                                                                                                                Securities to be
                                                 Principal        Number of Common       Shares Issued in       Offered for
                                                 Amount of       Shares Into Which         Payment of           Debenture Holders
                                                 Debentures         Convertible            Interest(8)          Account*
                                                 ----------      ----------------          -----------          --------
Martin J., Andrew Bradley and Wendy
Blair Altman, Jointly                              $ 25,000           10,000                  1,738                   11,738
Ralph A. Armstrong (2)(3)                            50,000           20,000                  3,475                   23,475
Philip Baretti                                       50,000           20,000                  3,475                   23,475
Virgil A. Caudy (2)                                  12,500            5,000                    870                    5,870
Jorge J. DeMoya                                      50,000           20,000                  3,475                   23,475
Paul A. DiFranco, Jr.                                25,000           10,000                  1,738                   11,738
Effecten Stroeve N.V.                               608,000          243,200                 40,555                  283,755
Irving and Kathy Estrin, Jointly                     12,500            5,000                    870                    5,870
George J. Gubener                                    25,000           10,000                  1,738                   11,738
H. Wesselius & Co. B.V.                             190,000           76,000                 13,204                   89,204
Robert L. Harvey (1)(2)                              25,000           10,000                  1,738                   11,738
Barry J. Haskell                                     12,500            5,000                    870                    5,870
Ice Components, Inc.                                 50,000           20,000                  3,475                   23,475
Jeffrey M. Josef                                     25,000           10,000                  1,738                   11,738
Harold H. Katz Trust                                 40,000           16,000                  2,780                   18,780
Robert P. and Dolores S. Kluba, Jointly              12,500            5,000                    870                    5,870
James Listfield                                      25,000           10,000                  1,738                   11,738
S. Stanford Manson                                   12,500            5,000                    870                    5,870
Noble Properties I of Boca Raton, Ltd.               25,000           10,000                  1,738                   11,738
Rev. Living Trust  Philip Rubin,
Trustee under Philip Rubin                           50,000           20,000                  3,475                   23,475
James T. Speegle                                     25,000           10,000                  1,738                   11,738
Joseph Tricomi                                       25,000           10,000                  1,738                   11,738
Cornelis F. Wit                                      25,000           10,000                  1,624                   11,624
Luc Delhaes                                          12,500            5,000                    870                    5,870
J. Don Kepley                                        50,000           20,000                  3,370                   23,370
Riley Wilson                                         37,500           15,000                  2,527                   17,527
Milton H. Barbarosh                                  12,500            5,000                    827                    5,827
Jim Caudy                                            12,500            5,000                    827                    5,827
H. Allen Elliot                                      37,500           15,000                  2,527                   17,527
Clifford J. Moquist                                  25,000           10,000                  1,652                   11,652

Perry A. Diamond, Jr.                                12,500            5,000                    827                    5,827
Chesapeake Bay Ltd.                                 100,000           40,000                  6,605                   46,605
Maria Llorca                                         12,500            5,000                    827                    5,827
Philip K. and Nancy M. Nolan, Jointly                12,500            5,000                    827                    5,827
Marc A. and Rosann E. Kaplan, Jointly                37,500           15,000                  2,477                   17,477
Joseph and Grace Doria, Jointly                      12,500            5,000                    827                    5,827
Patrick and Margaret Zirkelbach, Jointly             12,500            5,000                    827                    5,827
Ronald L. Russell                                    25,000           10,000                  1,652                   11,652
John W. and James C. Burlen, Jointly                 25,000           10,000                  1,607                   11,607
Katharine C. Adams                                   25,000           10,000                  1,607                   11,607
Gregory G. Dollarhyde                                25,000           10,000                  1,607                   11,607
R. Peter Zimmermann (1)(2)                           12,500            5,000                    805                    5,805
Victor Caroli (2)                                    25,000           10,000                  1,607                   11,607
Cory B. Nass                                         12,500            5,000                    805                    5,805


  *Unless indicated below each Selling Security Holder will own less than 1% of the outstanding class following this Offering, assuming all the securities offered hereby are sold.


(1) Former Director.


(2) Held in retirement account, over which indicated beneficiary exercises voting and investment control.


(3) Officer and Director


(4) Represents Warrants to purchase 35,000 units at $6.00 per unit consisting of one share of common stock and one redeemable Series A Warrant; and rights to purchase 77,520 common shares at $2.50 per share.


(5) Held by Mr. Heideman as co-trustee of the Murdoch Heideman and Nadine Heideman Living Trust.


(6) Chairman, President, and Chief Executive Officer of the Company and a 10% beneficial owner.


(7) Officer and Director until March, 1995.


(8) Shares issued in payment of interest totalling 131,037 of the total of 400,000 hereby registered for such purposes. Future share issued to pay interest, if any, will be determined by the then market price divided into the interest then owed.

     The sale of securities by the Selling Security Holders may be effected from time to time in one or more transactions (which may involve block transactions, ordinary brokerage transactions, transactions in which brokers solicit purchases and transactions directly with a market maker) in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Brokers and dealers selected by Selling Security Holders may receive commissions or discounts from a Selling Security Holder in amounts to be negotiated immediately prior to the sale. A Selling Security Holder and such brokers or dealers may be deemed to be "Underwriters" within the meaning of the Securities Act in connection with such sales.

     The Company has agreed to pay the fees and expenses incurred in connection with the preparation and filing of the registration statement covering the securities of the Selling Security Holders included in this Prospectus, which forms a part of the registration statement, and any required updates to the registration statement. The Selling Security Holders are responsible for any commissions, discounts or fees of underwriters, brokers, dealers or agents, and any transfer taxes applicable to the securities sold by them pursuant to this Prospectus.

                                    COUNSEL

     The validity of the authorization and issuance of the securities offered hereby will be passed upon for the Company by Rich, May, Bilodeau & Flaherty, P.C., Boston, Massachusetts. Daniel T. Clark, Secretary of the Company, is a shareholder of such firm. Shareholders of Rich, May, Bilodeau & Flaherty, P.C. hold in the aggregate 20,559 shares of Common Stock of the Company and options to purchase 10,000 shares of Common Stock of the Company.

                                    EXPERTS


     The financial statements of EV Environmental, Inc. as of December 31, 1995 and 1994 and for each of the years in the three year period ended December 31, 1995 included in this Prospectus have been audited by Deloitte & Touche LLP independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


     The financial statements of Tenney Pavoni Associates, Inc. for the year ended December 31, 1993 have been included herein and elsewhere in the registration statement in reliance upon the report of Schnitzer & Kondub, independent certified public accountants, and upon the authority of such firm as experts in accounting.

                            EV ENVIRONMENTAL, INC.

                         INDEX TO FINANCIAL STATEMENTS


1.   EV ENVIRONMENTAL, INC.


     Consolidated balance sheets of EV Environmental, Inc. and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 1995, 1994 and 1993............................ F-2

2.   TENNEY PAVONI ASSOCIATES, INC.


     Statements of operations, changes in shareholders' equity, and cash flows of Tenney Pavoni Associates, Inc. for the year ended December 31, 1993 and the unaudited ten months ended October 31, 1994...................F-19

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders and Board of Directors of EV Environmental, Inc.:


     We have audited the accompanying consolidated balance sheets of EV Environmental, Inc. and its subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of EV Environmental, Inc. and its subsidiaries at December 31, 1995 and 1994 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP


Cincinnati, Ohio


March 27, 1996

                    EV ENVIRONMENTAL, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS


ASSETS                                                                   December 31,          March 31,
                                                                  -------------------------   -----------

                                                                     1994           1995          1996
                                                                  ----------     ----------     --------
                                                                                              (Unaudited)
Cash                                                            $   763,000    $   477,000    $   303,000
Accounts receivable                                               3,437,000      4,035,000      4,994,000
Inventory                                                           349,000        196,000        190,000
Other current assets                                                254,000        303,000        757,000
                                                                -----------    -----------    -----------

          Total current assets                                    4,803,000      5,011,000      6,244,000

Property and equipment, net                                       1,269,000        626,000        350,000
Cost in excess of net assets acquired, net                        6,553,000      5,780,000      5,699,000
                                                                -----------    -----------    -----------

                                                                $12,625,000    $11,417,000    $12,293,000
                                                                ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Notes payable -- banks                                          $ 1,245,000    $   858,000    $   883,000
Notes payable -- others                                             250,000                       183,000
Current portion of long-term debt                                   146,000        167,000        141,000
Accounts payable                                                  1,820,000      2,382,000      3,028,000
Accrued project costs                                             1,327,000      1,555,000      2,166,000
Accrued expenses                                                  1,483,000      1,879,000      1,242,000
Promissory notes, payable to officers                                46,000         --             --
                                                                -----------    -----------    -----------

          Total current liabilities                               6,317,000      6,841,000      7,643,000

Long-term debt                                                    1,377,000      2,648,000      2,625,000
Indebtedness to related parties - non-current                       289,000        143,000         20,000
Other non-current liabilities                                       330,000        229,000        444,000
                                                                -----------    -----------    -----------

          Total long-term liabilities                             1,996,000      3,020,000      3,089,000

STOCKHOLDERS' EQUITY:

Common stock, $.01 par value; 10,000,000 shares authorized;
 2,024,000,
 2,177,000 and 2,207,000 issued and outstanding
 at December 31, 1994,
 1995 and March 31, 1996                                             20,000         20,000         22,000

Paid-in capital                                                   5,809,000      6,153,000      6,183,000
Deficit                                                          (1,426,000)    (4,539,000)    (4,563,000)
Cumulative translation adjustment                                   (91,000)       (80,000)       (81,000)
                                                                -----------    -----------    -----------
                                                                  4,312,000      1,556,000      1,561,000
                                                                -----------    -----------    -----------
                                                                $12,625,000    $11,417,000    $12,293,000
                                                                ===========    ===========    ===========


                 See notes to consolidated financial statements

                    EV ENVIRONMENTAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                         Years Ended December 31,              Quarter Ended March 31,
                                                     --------------------------------          -----------------------
                                                     1993         1994          1995             1995          1996
                                                     ----         ----          ----             ----          ----
                                                                                             (Unaudited)   (Unaudited)
Sales:

  Treatment systems                                $9,318,000   $8,903,000   $ 7,941,000         $1,501,000   $2,518,000

  Engineering and management services                  --          851,000     5,057,000          1,308,000    1,385,000
                                                   ----------   ----------   -----------         ----------   ----------

                                                    9,318,000    9,754,000    12,998,000          2,809,000    3,903,000
                                                   ----------   ----------   -----------         ----------   ----------

Cost of sales, exclusive of depreciation

  Treatment systems                                 6,859,000    6,490,000     6,870,000          1,240,000    2,074,000

  Engineering and management services                  --          452,000     3,094,000            788,000      844,000
                                                   ----------   ----------   -----------         ----------   ----------

                                                    6,859,000    6,942,000     9,964,000          2,028,000    2,918,000
                                                   ----------   ----------   -----------         ----------   ----------

Gross margin                                        2,459,000    2,812,000     3,034,000            781,000      985,000
                                                   ----------   ----------   -----------         ----------   ----------

Operating expenses:

  General and administrative                        2,953,000    2,655,000     3,967,000            916,000      771,000

  Depreciation and amortization                       317,000      371,000       493,000            126,000      103,000

  Impairment of long-term assets                         -            -        1,182,000               -            -
                                                   ----------   ----------   -----------         ----------   ----------

                                                    3,270,000    3,026,000     5,642,000          1,042,000      874,000
                                                   ----------   ----------   -----------         ----------   ----------

Operating income/(loss)                              (811,000)    (214,000)   (2,608,000)          (261,000)     111,000

Interest expense                                      162,000      161,000       505,000            117,000      135,000
                                                   ----------   ----------   -----------         ----------   ----------

Net loss                                           $ (973,000)  $ (375,000)  $(3,113,000)        $ (378,000)  $  (24,000)
                                                   ==========   ==========   ===========         ==========   ==========

Net loss per common share                          $     (.51)  $     (.19)  $     (1.50)        $     (.19)  $     (.01)
                                                   ==========   ==========   ===========         ==========   ==========

Weighted average shares outstanding                 1,914,000    2,013,000     2,076,000          2,024,000    2,187,000
                                                   ==========   ==========   ===========         ==========   ==========



                See notes to consolidated financial statements

                    EV ENVIRONMENTAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                           YEARS ENDED DECEMBER 31,                 QUARTER ENDED MARCH 31,
                                                    --------------------------------------          -----------------------
                                                       1993         1994            1995               1995         1996
                                                       ----         ----            ----               ----         ----
                                                                                                    (Unaudited) (Unaudited)
Cash flows provided by (used in) operating
 activities:
Net income (loss)                                   $ (973,000)   $(375,000)      $(3,113,000)      $(378,000)  $ (24,000)
Adjustments to reconcile net income
 (loss) to cash flows provided by
 (used in) operating activities:
    Depreciation and amortization                      317,000      371,000           493,000         126,000     103,000
    Impairment of long-term assets                                                  1,182,000
    Non-cash interest expense                                                         217,000                      90,000
    Changes in operating assets and liabilities
     net of effects of acquisitions:
      Accounts receivable                              272,000     (389,000)         (598,000)        242,000    (959,000)
      Inventory                                         78,000      281,000           153,000          46,000       6,000
      Other current assets                             603,000     (109,000)          (49,000)         12,000    (179,000)
      Accounts payable                                (258,000)      79,000           562,000        (146,000)    646,000
      Accrued expenses and other liabilities          (777,000)     292,000           853,000        (309,000)     91,000
                                                    -----------   ---------       -----------       ----------  ---------

Net cash provided by (used in) operating
 activities                                           (738,000)     150,000          (300,000)       (407,000)   (226,000)

Cash flows provided by investing activities:
  Additions to property and equipment excluding
   acquired business                                   (40,000)    (266,000)          (13,000)         10,000     (21,000)
  Purchase of the net assets of acquired
   businesses, net of cash acquired                 (1,104,000)     270,000          (314,000)        (83,000)
  Insurance proceeds relating to pre-
   acquisition costs, net                              302,000
                                                    ----------    ---------       -----------       ---------   ---------
Net cash (used in) investing activities               (843,000)       4,000          (327,000)        (73,000)    (21,000)

Cash flows provided by (used in)
 financing activities:
  Issuance of stock                                  2,378,000       83,000           104,000
  Issuance (repayment) of promissory notes            (640,000)                                                    14,000
  Issuance of 9% Convertible Debentures                             872,000           716,000         716,000     650,000
  Issuance of long-term debt                            86,000      281,000           500,000
  Increase (decrease) notes payable--banks             112,000     (827,000)         (387,000)       (132,000)   (116,000)
  Payment of other non-current liabilities                                           (330,000)       (290,000)      8,000
  Notes payable -- related parties                                                   (132,000)          2,000      (5,000)
  Repayment of long-term debt                         (121,000)                      (141,000)       (170,000)   (477,000)
                                                    ----------    ---------       -----------       ---------   ---------
Net cash provided by financing activities            1,815,000      409,000           330,000         126,000      74,000

Effect of translation on balance sheet not
 included in other captions                            (24,000)     (32,000)           11,000           --         (1,000)
                                                    ----------    ---------       -----------       ---------   ---------
Net increase (decrease) in cash                        210,000      531,000          (286,000)       (354,000)   (174,000)
Cash, beginning of period                               22,000      232,000           763,000         763,000     477,000
                                                    ----------    ---------       -----------       ---------   ---------
Cash, end of period                                 $  232,000    $ 763,000       $   477,000       $ 409,000   $ 303,000
                                                    ==========    =========       ===========       =========   =========



                See notes to consolidated financial statements

                    EV ENVIRONMENTAL, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                               COMMON STOCK
                                          ----------------------
                                                                                        RETAINED         CUMULATIVE
                                                                         PAID-IN        EARNINGS         TRANSLATION
                                           SHARES            AMOUNT      CAPITAL        (DEFICIT)        ADJUSTMENT
                                           ------            ------      -------        ---------        -----------
Balance-December 31, 1992                 1,486,864      $ 15,000     $2,044,000      $   (78,000)      $(35,000)
Sale of stock in public offering            350,000         4,000      2,374,000
Stock issued in connection with
 acquisition of Pollution Control
 Engineering, Inc.                          145,456         1,000      1,308,000
Net loss                                                                                 (973,000)
Change in cumulative effect of balance
sheet translation adjustments                                                                            (24,000)
                                          ---------       -------     ----------       -----------      ---------
Balance-December 31, 1993                 1,982,320        20,000      5,726,000       (1,051,000)       (59,000)
Stock issued upon exercise of options        28,560                       57,000
Sale of stock in private placement           13,000                       26,000
Net loss                                                                                 (375,000)
Change in cumulative effect of balance
sheet translation adjustments                                                                            (32,000)
                                          ---------       -------     ----------       -----------      ---------
Balance-December 31, 1994                 2,023,880        20,000      5,809,000       (1,426,000)       (91,000)
Issuance of stock                            45,454                      104,000
Stock issued in payment of fees              50,000         1,000         99,000
Stock issued in payment of interest          57,597         1,000        141,000
Net loss                                                                               (3,113,000)
Change in cumulative effect of balance
sheet translation adjustments                                                                             11,000
                                          ---------       -------     ----------       -----------      ---------
Balance-December 31, 1995                 2,176,931        22,000      6,153,000       (4,539,000)       (80,000)
Stock issued in payment of debt
 (unaudited)                                 29,841                       30,000
Net loss (unaudited)                                                                      (24,000)
Change in cumulative effect of
balance sheet translation
adjustments (unaudited)                                                                                   (1,000)
                                          ---------     ---------     ----------       -----------      ---------
Balance-March 31, 1996 (unaudited)        2,206,772      $ 22,000     $6,183,000      $(4,563,000)      $(81,000)
                                          =========      ========     ==========      ============      =========


                 See notes to consolidated financial statements

                    EV ENVIRONMENTAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995


                      AND THE QUARTER ENDED MARCH 31, 1996


(INSOFAR AS THESE NOTES RELATE TO PERIODS SUBSEQUENT TO DECEMBER 31, 1995,


                              THEY ARE UNAUDITED)


                              GENERAL INFORMATION


    The Company supplies systems for treatment of water and wastewater, designs and engineers wastewater treatment and sewer systems and provides operating services for wastewater treatment plants for both municipal and industrial clients. The Company conducts business throughout the world with the largest concentrations being in the United States and Canada.


    During 1995, the Company experienced losses which contributed to decreased liquidity and a deficiency in working capital at December 31, 1995. To address this situation, the Company has centralized certain functions and thereby reduced expenses, sold a $650,000 5% convertible debenture in February, 1996 (which netted the Company $500,000), and has a subscription for additional convertible debentures with substantially the same terms as the convertible debenture issued in February 1996 and proposal for a new receivables financing facility. Additionally, the Company's backlog at December 31, 1995 and additional contracts awarded since year-end cause management to believe the Company will improve operations and cash flow in 1996.


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Principles of Consolidation - The consolidated financial statements include the accounts of the Company and all subsidiary companies. Material intercompany balances and transactions have been eliminated. The Company treats its majority owned Canadian subsidiary as wholly-owned due to an agreement with that Subsidiary's minority shareholders to exchange 228,476 of the Company's common stock for their interests. Such shares remain unissued but are included in outstanding common stock in all years presented.


Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to use numerous estimates and assumptions. The accompanying consolidated financial statements include estimates for items such as: estimated costs on contracts, recoverability of cost in excess of net assets acquired, allowances for doubtful accounts, and various liability accounts. Actual results could differ from those estimates. Policies that affect the more significant elements of the consolidated financial statements are summarized below.

Inventory - Inventory consists primarily of parts and equipment for specific projects and is stated at the lower of cost (first-in, first-out) or market.


Property and Equipment - Property and equipment are carried at cost. Depreciation is computed using the straight-line method, based on the following estimated useful lives of the assets: building - 31 years; machinery and equipment - 5 to 7 years; motor vehicles - 5 years.


Cost in Excess of Net Assets Acquired - Cost in excess of net assets acquired is being amortized over 20 years on a straight-line basis and is recorded net of accumulated amortization of $699,000 and $619,000 at December 31, 1995 and 1994 respectively. The Company reviews the recoverability of the carrying value of cost in excess of net assets acquired based on anticipated future operating results of the acquired companies. The Company's criteria for assessing such recoverability is that anticipated operating results will at least equal the periodic amortization on a non-discounted basis.


In December 1995, the Company charged operations $673,000 as a reduction of carrying value of cost in excess of net assets acquired based on management's assessment of the recoverability of such amounts. As a result of a centralization of Canadian operations to another location, the Company has significantly reduced the size and scope of its Canadian operations. The office census was reduced, management was changed, the extensive use of pilot plants in the marketing effort was eliminated and certain products of other suppliers dropped or exclusive rights relinquished. Consequently, the Company concluded that the goodwill associated with its Canadian operations was not likely to be recovered, and therefore adjusted the carrying value of that subsidiary. The Company does not anticipate a material impact from adopting FASB 121, "Accounting for the Impairment of Long-Lived Assets."

Revenue recognition - Revenue is recognized based on the percentage of completion method for long term construction and equipment supply projects. The estimated percentage completed is based on cumulative costs incurred in relation to the currently estimated total costs to complete each respective project. Revenues derived from engineering consulting services and contract management services are recognized as such services are provided.


Concentration of Credit Risk - The Company believes that credit risk related to accounts receivable is limited due to its use of mechanic's lien rights and the existence of payment bonds supporting commitments by various customers. Additionally, substantially all international contracts, unless made with a U.S. based company, are collateralized with irrevocable letters of credit.


Statements of Cash Flows - For purposes of the statements of cash flows, the Company defines cash as cash held in operating accounts at financial institutions and cash equivalents as all highly liquid investments with a maturity at the time of purchase of three months or less.


The Company paid interest of $202,000; $151,000 and $162,000 for the years ended December 31, 1995, 1994 and 1993, respectively. No income taxes were paid for any of the years presented. 107,597 shares of common stock with a value of approximately $242,000 were issued in payment of interest and certain placement agent fees in 1995. Additional information about non-cash consideration paid for acquisitions is included in Note 2.


Foreign Currency Translation - The financial statements of the Company's Canadian subsidiary are translated into U.S. dollars in accordance with (SFAS) No. 52. Net assets and liabilities are translated at current rates of exchange existing at the end of the period and revenues and expenses are translated at the average monthly exchange rates.


Net Loss Per Share - Net loss per common share is calculated by dividing net loss by the weighted average number of shares of common stock outstanding during each year. In each of the periods presented, no exercise of options or warrants have been assumed because they were either non-dilutive or anti-dilutive.


Fair Value of Financial Instruments - The values of cash, accounts receivable, notes payable, accounts payable and any financial instruments included in other current assets and accrued expenses approximate their fair values principally because of the short-term maturities of these instruments. The fair value of promissory notes and long-term debt is estimated using interest rates that are currently available to the Company for issuance of debt with similar terms and maturities.


Stock Option Plans - The Company has a plan which provides for granting stock options to certain employees and independent directors of the Company and its subsidiaries. Currently, the Company accounts for compensation expense related to such transactions using the "intrinsic value" based method. The Financial Accounting Standards Board has issued SFAS No. 123, "Accounting for Stock Based Compensation", that defines a "fair value" based method of accounting for stock-based compensation, but permits compensation expense to continue to be measured using the "intrinsic value" based method. The Company has decided to continue to account for stock options using the "intrinsic value" method.


Reclassifications - Certain previously reported amounts in the accompanying consolidated financial statements have been reclassified to conform to the current year's classification.

2. BUSINESS ACQUISITIONS

Tenney Pavoni Associates, Inc. - The Company completed the purchase of substantially all of the business assets and assumed specified business liabilities of Tenney Pavoni Associates, Inc. (an Indiana corporation) ("TPA") effective November 1, 1994 and the results of these operations are included in the accompanying financial statements from that date. TPA is a consulting engineering firm engaged in wastewater treatment design and the contract management and operation of wastewater treatment facilities for third parties.


The purchase price in connection with the TPA Acquisition was approximately $2,607,000, comprised of a $361,000 non interest bearing note payable in twenty one monthly installments of $16,700 commencing March 1, 1997, except that the first installment will be $10,000, plus the assumption of net liabilities of approximately $2,014,000. Such purchase price includes $314,000 in additional expenses and consideration paid in 1995.

Pollution Control Engineering, Inc. - On February 26, 1993, the Company acquired Pollution Control Engineering, Inc. (a California corporation), a wastewater treatment firm engaged in business similar to that of the Company, through a merger into a newly formed subsidiary of the Company, Pollution Control Engineering, Inc. (a Delaware corporation)("PCE"). The former stockholders of the acquired business received in exchange for all of their stock 145,456 shares of common stock of the Company, $806,000 cash and $92,000 of notes.

3. ACCOUNTS RECEIVABLE


The consolidated balance sheets include the following costs and estimated earnings in excess of billings in accounts receivable:


                                       DECEMBER 31,       MARCH 31,
                                    -----------------     ---------
                                   1994         1995        1996
                                   ----         ----        ----
Costs and estimated earnings     $8,109,000  $6,296,000  $7,083,000
Billings                          6,282,000   4,422,000   4,333,000
                                 ----------  ----------  ----------
    Net                          $1,827,000  $1,874,000  $2,750,000
                                 ==========  ==========  ==========



The consolidated balance sheets include the following billings in excess of costs and estimated earnings in accrued expenses or accrued project costs.


                                        DECEMBER 31,          MARCH 31,
                                    ------------------        ---------
                                       1994         1995        1996
                                       ----         ----        ----
Billings                             $130,000     $564,000     $326,000
Costs and estimated earnings          111,000      394,000      194,000
                                     --------     --------     --------
  Net                                $ 19,000     $170,000     $132,000
                                     ========     ========     ========


Accounts receivable are comprised of the following amounts:


                                          DECEMBER             MARCH 31,
                                      ---------------          ---------
                                      1994         1995          1996
                                      ----         ----          ----
Billed                             $1,624,000   $1,839,000   $1,780,000
Unbilled                            2,032,000    2,250,000    3,064,000
Retention                             144,000      211,000      268,000
Allowance for doubtful accounts      (363,000)    (265,000)    (118,000)
                                   ----------   ----------   ----------
                                   $3,437,000   $4,035,000   $4,994,000
                                   ==========   ==========   ==========


All receivables on contracts in progress are considered to be collectible within twelve months. Substantially all accounts receivable are related to North American based companies.


In the years ended December 31, 1993, 1994 and 1995, the allowance for doubtful accounts was increased by $20,000, $120,000 and $85,000 respectively, through charges to operations. In 1993 and 1995, there were writeoffs of $81,000 and $183,000, respectively, against the allowance for doubtful accounts, and in the quarter ended March 31, 1996, writeoffs of $147,000.

4. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:


                                                 DECEMBER 31,
                                            ---------------------
                                            1994           1995
                                            ----           ----
  Machinery                               $1,197,000      $ 581,000
  Building                                   315,000        289,000
  Land                                        25,000         25,000
                                          ----------      ---------
  Subtotal                                 1,537,000        895,000
  Accumulated depreciation                  (268,000)      (269,000)
                                          ----------      ---------
  Net                                     $1,269,000      $ 626,000
                                          ==========      =========



In December 1995, the Company wrote off pilot plant equipment previously used in the marketing process to demonstrate its products and process that had an original cost of approximately $600,000 and accumulated depreciation of $91,000 since the Company no longer employs this equipment in its marketing efforts.

5. NOTES PAYABLE


The Company has a $500,000 line of credit expiring October 31, 1996 of up to 70% of defined accounts receivable with a commercial bank bearing interest at the bank's prime rate (8.5%) plus 2.0%. At December 31, 1995 $493,000 was outstanding under the line of credit. This loan is secured by the assets of two subsidiaries. The Company is not in compliance with certain covenants relating to financial ratios and the bank has not provided a waiver. At December 31, 1994 there was $550,000 (of a total facility of $750,000) outstanding under this line.


The Company has a Canadian $190,000 line of credit (U.S. $140,000) at December 31, 1995 and Canadian $550,000 (U.S. $393,000) at December 31, 1994 with a commercial bank bearing interest at the bank's prime rate (7.5%) plus 2.5% at December 31, 1995. The line was fully utilized at December 31, 1995 and 1994. This loan was repaid in 1996.


The Company has a $175,000 demand loan with a commercial bank bearing interest at the bank's prime rate (8.5%) plus 1.5% at March 31, 1996. At December 31, 1995 and 1994 the outstanding loan balance was $200,000 and $250,000, respectively. The loan is secured by a subsidiary's inventory and accounts receivable amounting to $549,000 at December 31, 1995. The Company has entered a forbearance agreement through March 31, 1996 wherein the bank has agreed to not pursue remedies under provisions of the original contract for events of non-compliance with certain provisions of the contracts. This loan was reduced by $149,000 in April, 1996 through the use of proceeds from the sale in April, 1996 of a building formerly occupied by a subsidiary of the Company, and agreement was reached with the bank to retire the remaining balance through $5,000 per month payments.


All of the above are callable on demand.


The Company has an installment note totalling $25,000 payable to a bank bearing interest at the bank's prime rate (7.5% ) plus 2.5% at December 31, 1995. At December 31, 1994 the installment note balance was $52,000.


     Information pertaining to the above short-term borrowings is as follows for the years ended December 31:


                                                                           1993         1994         1995
                                                                           ----         ----         ----
     Weighted average interest rate, end of period                        7.21%        9.80%       10.29%

     Weighted average interest rate, over the period                      7.53%        8.59%       10.46%

     Highest month-end borrowings                                      $741,000     $1,245,000   $1,279,000

     Average month-end borrowings                                      $603,000       $807,000   $1,061,000

6. LONG-TERM DEBT


Long-term debt consists of the following at December 31:


                                                                                           1994                 1995
                                                                                           ----                 ----
Convertible Subordinated Debentures due October 1, 1999, interest is payable semi-annually commencing April 30, 1995 at the rate of 9%
  per annum.  Interest is payable in cash or common stock of the
  Company at the discretion of the Company. (a)                                        $1,005,000            $1,938,000

Installment payments due to TPA, with interest imputed at 10%.
  The first monthly installment is due March 1, 1997 in the
  amount of $9,983 followed by successive monthly payments of
  $16,700 each.                                                                           332,000               264,000

Mortgage note payable to bank, due in monthly installments
  consisting of principal payments of $1,250 plus interest
  equal to the bank's prime rate (8.5%) plus 1.5% at
  December 31, 1994 through September 2005.  The note is
  secured by land and a building having a net book value
  of $283,000 and $275,000 at December 31, 1994 and
  1995. (b)                                                                               160,000                145,000

Installment note payable in settlement of litigation in
  ten equal quarterly installments with zero stated
  interest rate, interest imputed at 10%.  The notes
  are secured by a junior mortgage against a building
  and certain inventories and accounts receivable.                                        123,000                 --

Note payable to Aqua Care, Inc. bearing interest at
  10% payable on February 10, 1996. (c)                                                                          500,000

Various notes payable due to owners (and/or their
  spouses) of TPA at a variable rate defined by
  the purchase agreement (9.75% at December 31,
  1995).  Beginning on April 1, 1996, monthly
  principal installments of $10,000 in total are
  payable based upon the pro rata share of the
  original notes.                                                                                                250,000

Other notes payable                                                                        33,000                 30,000
                                                                                        -----------            ----------
                                                                                        1,653,000              3,127,000

Less:  Current portion                                                                   (146,000)              (107,000)

Financing fees (net of $3,000 and $78,000 amortization
  in 1994 and 1995, respectively)                                                        (130,000)              (372,000)
                                                                                       -----------             -----------
   Total                                                                               $1,377,000              $2,648,000
                                                                                       ===========             ===========

Indebtedness to related parties consists of the following:


                                                                                   DECEMBER 31,
                                                                                   ------------
                                                                            1994                 1995
                                                                            ----                 ----
Officers and directors at rates ranging from 8% to 12%
  due on January 1, 1997                                                  $247,000             $ 96,000
Employees or spouses due in installments at 9.5% through
  December 31, 1998                                                         88,000              107,000
                                                                          --------             --------
335,000                                                                    203,000
Less current portion                                                       (46,000)             (60,000)
                                                                          --------             ---------
   Total                                                                  $289,000             $143,000
                                                                          ========             ========



The aggregate amount of repayment requirements for the five years subsequent to 1995 are: 1996 - $669,000; 1997 - $416,000; 1998 - $207,000; 1999 - $1,953,000;
2000 - $15,000; and 2001 and thereafter - $70,000.


(a) These debentures are convertible to common stock of the Company at the option of the holders at a rate of one share of common stock per $2.50 of debenture principal amount and accrued interest. The debentures are subject to conversion at the option of the Company if the closing bid price of the common stock exceeds $7.50 per share for a period of twenty consecutive business days. All related fees are being amortized over the life of the debentures.


(b) The provisions of the mortgage payable to the bank include various covenants pertaining to maintenance of certain financial ratios and restrictions on dividends. At December 31, 1995, the Company was in violation of these financial ratios. In April 1996, the Company sold the building for $300,000. A portion of the proceeds was used to retire this mortgage.


(c) On February 6, 1996, the Company closed a $650,000 aggregate principal amount of 5% convertible debentures due December 31, 1996. The net proceeds of $500,000 were used to pay Aqua Care, Inc. The debentures are subject to conversion to common stock at the option of the holder, at its option, at any time after 45 days after issuance, and they are subject to conversion at the option of the Company at any time, at the lower of 65% of the market price for the five days preceding the sale of the debentures or the five days preceding conversion. The debentures have been classified as long term at March 31, 1995, as they were converted into common stock in June
     1996.


At December 31, 1995, the Company's long-term debt had a carrying value of approximately $2,730,000 and a fair value of approximately $2,888,000.


7. INCOME TAXES


No provisions for income tax were necessary for the years ended December 31, 1993, 1994 and 1995 due to the net operating losses of the Company during those years; no income tax benefits have been realized.


Significant temporary differences and net operating loss carryforwards at December 31 were as follows:


                                                                                  1994            1995
                                                                                  ----            ----
Deferred tax assets:
  Net operating loss carryforwards                                            $  998,000       $1,792,000

  Allowance for doubtful accounts                                                145,000           93,000
                                                                              ----------        ----------

                                                                               1,143,000        1,885,000

  Valuation allowance                                                          1,113,000        1,885,000
                                                                              ----------       -----------

     Total deferred tax assets                                                $   30,000        $       0
                                                                              ==========       ===========

Net operating losses of approximately $5,100,000 begin to expire in 2007.


8. EMPLOYEE BENEFIT PLANS


The Company sponsors two defined contribution 401(k) retirement plans covering certain employees of two subsidiaries. Company contributions are accrued at the discretion of the Company's Board of Directors. The Company did not make a contribution to the plans in 1995 and contributed approximately $9,000 and $12,000 in 1994 and 1993, respectively.


The Company sponsors a self-funded health benefits plan for its domestic employees. Payments are made to a separate account for the benefits of the participants. The Company has an excess loss insurance policy with a deductible amount of $15,000 per individual with an aggregate limit of $1,000,000 with a coverage period extending three months past the policy period on a claims-made basis.

9. STOCKHOLDERS' EQUITY

The Board of Directors is authorized to issue up to 500,000 shares of Preferred Stock in one or more series and to designate the number of shares constituting any such series and the terms thereof, including dividend, conversion and voting rights, terms of redemption, liquidation preferences and sinking fund provisions. No shares of Preferred Stock have been issued and no series of Preferred Stock has been designated.


The Company granted stock options to key employees, directors of the Company and its subsidiaries and members of management of acquired businesses. During 1993, the Company implemented an incentive stock option plan with a maximum grant limited to 300,000 shares of common stock and has reserved 156,600 shares for issuance under the plan as of December 31, 1995.


Of the outstanding stock options at December 31, 1995; 242,500 were exercisable and generally had an exercise price of not less than 100% of the fair market value of the common stock on the date of the grant. All options granted expire five years from the date of grant.

     A summary of stock option transactions follows:


                                                 1993                       1994                       1995
                                               -------                    --------                    --------
                                                      Avg.                       Avg.                           Avg.
                                                      Option                     Option                         Option
                                           Shares     Price          Shares      Price           Shares         Price
                                           -------    -----          ------      ------          --------       ------
Stock options:

Outstanding, beginning of year             273,360    $2.11           284,460     $2.23           363,600         $3.05
Exercised                                                             (28,560)     2.00
Expired                                                               (17,300)     5.47           (89,400)         4.65
Granted                                     11,100     5.30           125,000      5.00           211,600          3.50
                                            -------   -----          --------     -----          --------         -----

Outstanding end of year                    284,460    $2.23           363,600     $3.05           485,800         $2.95
                                           =======    =====          ========     =====          ========         =====



The Company has exercisable warrants outstanding, for which no value has been ascribed, at December 31, 1993, 1994 and 1995 for the purchase of the Company's common stock. The warrants and related per share prices are as follows:


                                               1993                     1994                   1995
                                              -------                   ------                -------
                                           Shares     Price         Shares     Price        Shares     Price
                                           ------     ------        ------     -----        -------    -----
Warrants:

Series A                                  452,000     $12.00        452,000    $12.00        452,000    $5.00

Redeemable                                193,470       6.25

Founders                                   46,735       3.75

Underwriters                               20,800       2.00         20,800      2.00         20,800     2.00
                                          -------       ----         ------                   ------

Total                                     713,005                   472,800                  472,800
                                          =======                   =======                  =======

The Series A Warrants are redeemable by the Company at a price of $.01 per Warrant upon 30 days written notice, commencing 15 months from February 16, 1993 at such time as the market price of Common Stock has exceeded the exercise price by 20% for 20 consecutive business days. The warrants are exercisable during such period.


The Company has granted to its underwriter in its February, 1993 and placement agent in its debenture placement in 1994 and 1995 (i) 35,000 warrants exercisable at $6.00 per unit to purchase one share of common stock and one Series A warrant and (ii) warrants to purchase 77,520 shares of common stock for $198,000.

Certain of the Company's subsidiaries have dividend restrictions as a result of borrowing agreements.

10. INTERNATIONAL OPERATIONS

International activities include the business conducted by the Company's Canadian subsidiary. The following table sets forth international operating activities and identifiable assets:


                                                  INTERNATIONAL           DOMESTIC             TOTAL
                                                  -------------           --------             -----

YEAR ENDED DECEMBER 31, 1993:
- -----------------------------
Sales                                              $ 3,784,000         $ 5,534,000          $ 9,318,000
                                                   ===========         ============         ===========

Operating income                                   $  (222,000)        $  (589,000)         $  (811,000)
                                                   ============        ============         ============

Net income (loss)                                  $  (308,000)        $  (665,000)         $  (973,000)
                                                   ============        ============         ============

Identifiable assets                                $ 2,517,000         $ 6,007,000          $ 8,524,000
                                                   ============        ===========          ============

Accounts receivable                                $ 1,434,000         $   876,000          $ 2,310,000
                                                   ============        ===========          ============
YEAR ENDED DECEMBER 31, 1994:
- -----------------------------

Sales                                              $ 2,912,000         $ 6,842,000          $ 9,754,000
                                                   ===========         ===========          ===========

Operating loss                                     $  (335,000)        $   121,000          $  (214,000)
                                                   ============        ===========          ===========

Net loss                                           $  (371,000)        $    (4,000)         $  (375,000)
                                                   ============        ============         ============

Identifiable assets                                $ 2,015,000         $10,610,000          $12,625,000
                                                   ===========         ===========          ===========

Accounts receivable                                $ 2,391,000         $ 1,046,000          $ 3,437,000
                                                   ===========         ===========          ===========
YEAR ENDED DECEMBER 31, 1995:
- -----------------------------

Sales                                              $ 2,516,000         $10,482,000          $12,998,000
                                                   ===========         ===========          ===========

Operating income (loss)                            $(1,180,000)        $(1,428,000)         $(2,608,000)
                                                   ===========         ===========          ===========

Net loss                                           $(1,229,000)        $(1,884,000)         $(3,113,000)
                                                   ===========         ===========          ===========

Identifiable assets                                $ 1,529,000         $ 9,888,000          $11,417,000
                                                   ===========         ===========          ===========

Accounts receivable                               $ 1,148,000         $ 2,887,000           $ 4,035,000
                                                  ===========         ===========           ===========

Approximate value of international sales were as follows:


                                                    1993                  1994                 1995
                                                    ----                  ----                 ----
Canada                                           $2,870,000             $2,512,000          $2,111,000

Russia                                               95,000                239,000

Mexico                                               64,000                                     50,000

Chile                                               197,000

Egypt                                               215,000

Bolivia                                                                                        152,000

Various Others                                      343,000                161,000             203,000
                                                 -----------            -----------         -----------
                                                 $3,784,000             $2,912,000          $2,516,000
                                                 ===========            ===========         ===========



11. SIGNIFICANT CUSTOMERS


The Company had sales to three customers totaling 12%, 9% and 9% of total revenues for the year ended December 31, 1995; to three customers totaling 11%, 10% and 10% of total revenues for the year ended December 31, 1994 and two customers totaling 9% and 8% for the year ended December 31, 1993. The nature of the Company's business is such that a limited number of customers can comprise a material portion of sales; and because a significant portion of the Company's sales are non-recurring capital additions by its customers, a single customer is unlikely to represent a material portion of sales in consecutive periods.


Engineering and management services customers are ongoing in nature. Generally, engineering services are provided on a one year contractual agreement with their customers. Management services are provided on contractual agreements, generally ranging from one to three years.

12. COMMITMENTS AND CONTINGENCIES


The Company had lease commitments for premises occupied by its various subsidiaries which require approximate annual rental payments for the next five years as follows: 1996 - $242,000; 1997 - $204,000; 1998 - $166,000; 1999 -
$98,000; 2000 - $1,000. Rent expense was approximately $217,000 and $138,000 for
1995 and 1994, respectively .

One lease included above requires base annual payments of $48,000 with annual increases ranging from 4% to 6% through 1998 based on the Consumer Price Index. The owner of these premises is a corporation controlled by one of the Company's directors and his spouse.


The Company plans to lease office space in the Florence, Kentucky area to replace space being vacated upon the sale of the land and building there. It is not anticipated that a new lease commitment will be significant.


The Company has employment agreements with two employees who are directors, which expire in 1996. The Company has adopted an incentive compensation program whereby key employees will participate in bonuses equal to one-third of pre-tax profits for 1996. Individual awards are at the discretion of the Board of Directors.

INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders of
TENNEY PAVONI ASSOCIATES, INC.
South Bend, IN



     We have audited the accompanying statements of operations, changes in shareholders' equity and cash flows of Tenney Pavoni Associates, Inc. for the year ending December 31, 1993. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion the financial statements referred to above present fairly, in all material respects, the results of operations of Tenney Pavoni Associates, Inc. and its cash flows for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1. and 2. to the financial statements, the Company incurred a significant loss from operations, has a negative net worth and working capital, is in violation of certain covenants on its bank loan agreement, and has reached a settlement with certain federal agencies regarding certain billing practices with respect to its contracts and with respect to obtaining contracts with certain municipalities and public agencies. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are discussed in Notes 1. and 2. to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Schnitzer & Kondub
February 14, 1995
Greenwich, Connecticut

                         TENNEY PAVONI ASSOCIATES, INC

                           STATEMENTS OF OPERATIONS


                                                            Ten
                                                        Months Ended
                                    Year Ended           October 31,
                                   December 31,             1994
                                       1993              (Unaudited)
                                   ------------         -------------
Net Sales                           $10,128,189           $4,840,445

Project costs:

  Direct labor                        3,330,618            1,803,266

  Subcontractors                      1,631,590              470,459

  Other project costs                   441,178              412,877
                                    -----------           ----------
                                      5,403,386            2,686,602
                                    -----------           ----------

                                      4,724,803            2,153,843

Operating expenses:

  General and administrative          4,835,978            2,546,430

  Depreciation and amortization          76,159               56,044
                                    -----------           ----------

                                      4,912,137            2,602,474

Operating (loss) income                (187,334)            (448,631)

Litigation expense                    1,347,000                  -0-

Interest expense                        127,670               95,183
                                    -----------           ----------

Net (loss) income                   $(1,662,004)          $ (543,814)
                                    ===========           ==========


               See accompanying notes to financial statements.

                        TENNEY PAVONI ASSOCIATES, INC.

                      STATEMENTS OF SHAREHOLDERS' EQUITY


                                          Common Stock      Retained Earnings
                                          ------------      -----------------

                                       Shares        Amount        (Deficit)
                                       ------        ------       -----------
Balance, December 31, 1992                400         50,175         577,436

Net loss                                  -0-            -0-      (1,662,004)

Distribution to shareholders              -0-            -0-        (452,105)
                                          ---          -----     -----------

Balance, December 31, 1993                400         50,175     $(1,536,673)

Net loss (unaudited)                      -0-            -0-        (543,814)

Balance, October 31, 1994 (unaudited)     400        $50,175     $(2,080,487)
                                          ===        =======     ===========



                See accompanying notes to financial statements.

                         TENNEY PAVONI ASSOCIATES, INC
                            STATEMENTS OF CASH FLOWS



                                                                                        Ten
                                                                                   Months Ended
                                                         Year Ended                 October 31,
                                                        December 31,                   1994
                                                            1993                    (Unaudited)
                                                        -----------                 -----------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net (loss) income                                        $(1,662,004)             $  (543,814)

Adjustments to reconcile net income (loss) to net cash from operating activities

Depreciation and amortization                                 76,159                   56,044

Change in assets and liabilities

  Accounts receivable                                        652,797                   20,838

  Costs and estimated earnings in excess of
   billing on contracts                                      323,005                  861,936

  Prepaid expenses and other assets                           93,046                   63,159

  Accounts payable and accrued expenses                     (162,316)               1,595,072

  Litigation reserve                                       1,347,000               (1,347,000)

  Accrued payroll and benefits                              (315,352)                (275,777)

  Billings in excess of costs and estimated earnings
   on contracts                                             (187,566)                 (44,974)
                                                         -----------              -----------

Net cash from operating activities                           164,769                  385,484

CASH FLOWS (USED IN) INVESTING ACTIVITIES:

Purchase of equipment, net                                   (31,022)                   4,251

Other assets                                                   7,818                   50,234
                                                         -----------              -----------

Net cash (used in) investing activities                      (23,204)                  54,485

CASH FLOWS (USED IN) FINANCING ACTIVITIES:

Bank overdraft                                               147,390                 (147,390)

Advances from related parties                                  2,796                   10,603

Borrowings on notes payable to bank                          260,000                 (140,000)

Payments on notes payable to shareholders                   (150,000)                 150,000

Distributions to shareholders                               (452,105)                     -0-
                                                         -----------              -----------

Net cash (used in) financing activities                     (191,919)                (126,787)
                                                         -----------              -----------

Net change in cash                                           (50,354)                 313,182

Cash at beginning of year                                     81,446                   31,092
                                                         -----------              -----------

Cash at end of year                                      $    31,092              $   344,274
                                                         ===========              ===========
Cash paid for:

Interest                                                     128,000                   95,183

Taxes                                                            -0-                      -0-



                See accompanying notes to financial statements.

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

Organization

     Tenney Pavoni Associates, Inc. is a civil and environmental engineering firm with locations in Indiana, Illinois and Kentucky. The Company provides engineering planning, design and development service to a variety of industrial, municipal and governmental clients located primarily in the midwestern United States.

     At December 31, 1993, the Company had negative working capital, negative shareholders' equity, incurred a substantial operating loss for 1993 and was in violation of certain covenants of its bank loan agreement. An unfavorable outcome of the Federal investigation as described in Note 2 appears likely to occur. These factors indicate that the Company may be unable to continue in operation.

     Effective November 30, 1994 Tenney Pavoni Associates entered into an asset purchase agreement with EV Environmental, Inc. (EV). In addition to the assets purchased certain liabilities including the bank debt described in Note 4 have been assumed by EV. No adjustments have been made to the accompanying financing statements to reflect the purchase by EV.

Revenue Recognition


     Revenues from contracts are recognized on the percentage of completion method, measured by the cost-to-cost method. The asset, costs and estimated earnings in excess of billings on contracts in process, represents revenues recognized in excess of amounts billed. The liability, billings in excess of costs and estimated earnings on contracts in process, represents billings in excess of revenues recognized.

Fixed Assets

     Fixed assets are stated at cost. Depreciation is calculated on the straight line methods over the lives of the related assets.

     Estimated useful lives are; office and laboratory equipment, 7 years; furniture and fixtures, 7 years; automobiles, 5 years; leasehold improvements, term of the lease.

Income Taxes


     The Company has elected to be taxed as a Subchapter S corporation under the Internal Revenue Code the state tax laws in which states the Company conducts business. These laws provide that, in lieu of corporate income taxes, the shareholders are taxed on their proportionate share of the Company's taxable income. Accordingly, the financial statements contain no provision or liability, or benefit or refund, for federal or state income taxes.

Statement of Cash Flows

     For purposes of the cash flow statement, cash includes cash and cash equivalents with maturities of 90 days or less. The exchange of ownership of insurance policies for the partnership interest for $22,487 described above was a non cash investing activity in 1992.

                        TENNEY PAVONI ASSOCIATES, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                     For the Year Ended December 31, 1993
                   and the Ten Months Ended October 31, 1994
                  (Information related to 1994 is Unaudited)

NOTE 2. LITIGATION

     The United States Attorney's Office for the Northern District of Indiana, in conjunction with the United States Environmental Protection Agency and the United States Department of Transportation, conducted an investigation regarding the Company's billing practices with respect to its contracts and with respect to obtaining contracts with certain municipalities and public agencies for the years 1986 through 1992.


     On October 21, 1994, in connection with the sale of specified assets of the Company, the Company and its principals entered into an agreement with the United States (the "U.S."), represented by the U.S Attorney, with EV Environmental, Inc. ("EV") as beneficiary, whereby the U.S. agreed not to pursue EV, its officers, directors or assigns, for the payment of fines or penalties assessed against the Company or its principals.


     As of February 13, 1995, the Company and its principals have entered into an agreement with the United States providing for entry of pleas of guilty to certain charges relating to false billing, and for agreed upon fines and restitution, subject to court approval. The principals and the Company have agreed to pay the government approximately $1,347,000 as part of this agreement. The Company's portion of the $1,347,000 consists of restitution of $373,000 and a fine of $474,000. This amount being paid as cash is received by the Company from the sale of assets. The Company is jointly and severally liable for the fines against the principals. A reserve of $1,347,000 has been recorded in the accompanying financial statements to reflect this. Pursuant to this agreement, charges were filed with the United States District Court for the Northern District of Indiana on February 13, 1995. It is the Company's belief that after presentation of these charges to the court, administrative action will be taken against the Company and its principals by the agencies involved to bar them from work relating to government contracts for a period of time.

Interest expense on these notes was approximately $13,000 for 1993.


NOTE 3. PROFIT SHARING PLAN


     The Company contributes to a 401(K) profit sharing plan that covers all employees meeting the eligibility requirements of the Plan. Plan contributions are on a discretionary basis and are in compliance with the Employee Retirement Income Security Act requirements. The Company's contribution for 1993 was $-0-.



NOTE 4. OPERATING LEASE COMMITMENTS AND RELATED PARTIES TRANSACTIONS


    The Company leases its Louisville and South Bend office facilities and certain other property and equipment from a partnership related through common ownership (Note 1 other investments). The leases are primarily for one year and require the Company to pay property taxes, insurance and maintenance. It is management's intention to extend these leases. Lease payments to the related partnership were approximately $159,000 for 1993. In addition, the Company has several operating leases with unrelated parties for facilities and equipment with terms of longer than one year. Total rental expenses were approximately $417,000 1993.

                        TENNEY PAVONI ASSOCIATES, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                     For the Year Ended December 31, 1993
                   and the Ten Months Ended October 31, 1994
                   (Information related to 194 is Unaudited)

     At December 31, 1993, future minimum lease commitments for operating leases with terms of greater than one year are as follows:

            Related Party       Other      Total
            -------------       -----      -----
1994          $159,000       $132,000    $291,000

1995               -0-        113,000     113,000

1996               -0-         26,000      26,000
              --------       --------    --------

              $159,000       $271,000    $439,000
              ========       ========    ========

     At December 31, 1993, the Company had certain advances due from shareholders of $10,603.


NOTE 5. SIGNIFICANT CUSTOMER


     At December 31, 1993 the company had receivables from agencies of the State of Illinois which comprised approximately 39% of total accounts receivable. During the year ended December 31, 1993, revenue from these agencies was approximately 25% of total revenue.


NOTE 6. COMMITMENTS

     The Company is party to several employment agreements with key employees. Under the terms of these agreements, the employees receive specific annual salary amounts for periods ranging in length from one to five years and in some cases, incentive bonuses based on formulas agreed upon between management and the employees. The Company is also obligated to pay specific benefits upon disability as such terms are defined in certain agreements.

     The Company is subject to various audits and examinations by regulatory agencies arising from activities in the normal course of business.


NOTE 7. SUBSEQUENT EVENT

     Effective November 30, 1994 Tenney Pavoni Associates, Inc. entered into an asset purchase agreement with EV Environmental, Inc. (EV). In addition to the assets purchased, certain liabilities including the bank debt described in Note 4 have been assumed by EV. EV has been informed by the Federal Agencies that it will not be part of the litigation described in Note 2. No adjustments have been made to the accompanying financial statements to reflect the purchase by EV.

No person has been authorized in connection with this Offering to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date of this Prospectus or that there has been no change in the affairs of the Company since such date. This Prospectus does not constitute an offer or solicitation any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such state or jurisdiction.

                               ________________

                               TABLE OF CONTENTS


                                                            Page
                                                            ----
Prospectus Summary..........................................   2
Additional Information......................................   2
The Company.................................................   2
The Offering................................................   3
Summary Information.........................................   4
Risk Factors................................................   5
use of Proceeds.............................................   9
Dividend Policy.............................................   9
Capitalization..............................................  10
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations.................................................  11
Summary Operations Information..............................  11
Business....................................................  16
Management..................................................  23
Remuneration of Directors and
Executive Officers..........................................  24
Certain Relationships and Transactions......................  25
Security Ownership of Certain Beneficial
 Owners and Management......................................  26
Description of Securities...................................  28
Shares Eligible For Future Sale.............................  30
Plan of Distribution........................................  30
Counsel.....................................................  34
Experts.....................................................  35
Index to Financial Statements............................... F-1


                           102,000 SERIES A WARRANTS


                     3,026,754 SHARES OF COMMON STOCK



                            EV ENVIRONMENTAL, INC.

















                                  PROSPECTUS
















                              JUNE 28, 1996

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


The expenses, other than underwriting discounts, in connection with the issuance and distribution of the securities being registered hereunder are:


Registration fee, Securities
          and Exchange Commission ........................       $3,657.00

Blue Sky fees and expenses,
          including legal fees and expenses ..............       10,000.00 *

Printing and engraving costs .............................        5,000.00 *

Accounting fees and expenses .............................       20,000.00 *

Legal fees and expenses of the Company
          (other than Blue Sky
          fees and expenses) .............................       20,000.00 *

Miscellaneous ............................................        5,000.00 *
                                                                 ---------

           ...............................................
          Total  .........................................      $63,657.00 *
                                                                 =========
           ...............................................

                         *estimated

No portion of the expenses incurred by the Registrant in connection with the registration of the securities offered by the Selling Security Holders will be borne by the Selling Security Holders. Any items which are not included will be supplied by amendment.

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

          The Registrant's Certificate of Incorporation contains a provision relating to indemnification in accordance with the General Corporation Law of Delaware which provides for indemnification of directors and officers of a corporation and other specified persons subject to the specific requirements therein contained. In general, these sections provide that persons who are officers or directors of a corporation may be indemnified by the corporation for acts performed in their capacities.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment from Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.


     (a) On February 26, 1993, the Company issued 72,728 shares each to Murdoch, Heideman and Jimmie E. Dysert, in connection with the merger of Pollution Control Engineering, Inc. into a subsidiary of the Company.


     (b) On February 26, 1993, the Company issued to First Equity Corporation of Florida 6,000 Redeemable Warrants and 6,000 Series A Warrants.


     (c) In February, 1994 the Company sold 13,000 shares of common stock to Ralph A. Armstrong, Senior Vice President of the Company, for $2.00 per share.


     (d) From December, 1994 through March 20, 1995, the Company sold 9% Subordinated Convertible Debentures (which convert into common stock at $2.50 per share of face value of the debentures), to the following persons in the amounts set forth:


          Martin J., Andrew Bradley and Wendy Blair Altman, Jointly               $ 25,000
          Ralph A. Armstrong                                                        50,000
          Philip Baretti                                                            50,000
          Virgil A. Caudy                                                           12,500
          Jorge J. DeMoya                                                           50,000
          Paul A. DiFranco, Jr.                                                     25,000
          Effectenbank Stroeve N.V.                                                608,000
          Irving and Kathy Estrin, Jointly                                          12,500
          George J. Gubener                                                         25,000
          H. Wesselius & Co. B.V.                                                  190,000
          Robert L. Harvey                                                          25,000
          Barry J. Haskell                                                          12,500
          Ice Components, Inc.                                                      50,000
          Jeffrey M. Josef                                                          25,000
          Harold H. Katz Trust                                                      40,000
          Robert P. and Dolores S. Kluba, Jointly                                   12,500
          James Listfield                                                           25,000
          S. Stanford Manson                                                        12,500
          Noble Properties I of Boca Raton, Ltd.                                    25,000
          Philip Rubin, Trustee under Philip Rubin Rev. Living Trust                50,000
          James T. Speegle                                                          25,000
          Joseph Tricomi                                                            25,000
          Cornelis F. Wit                                                           25,000
          Luc Delhaes                                                               12,500
          J. Don Kepley                                                             50,000
          Riley Wilson                                                              37,500
          Milton H. Barbarosh                                                       12,500
          Jim Caudy                                                                 12,500
          H. Allen Elliot                                                           37,500
          Clifford J. Moquist                                                       25,000
          Perry A. Diamond, Jr.                                                     12,500
          Chesapeake Bay Ltd.                                                      100,000
          Maria Llorca                                                              12,500
          Philip K. and Nancy M. Nolan, Jointly                                     12,500
          Marc A. and Rosann E. Kaplan, Jointly                                     37,500
          Joseph and Grace Doria, Jointly                                           12,500
          Patrick and Margaret Zirkelbach, Jointly                                  12,500
          Ronald L. Russell                                                         25,000
          John W. and James C. Burlen, Jointly                                      25,000
          Katharine C. Adams                                                        25,000
          Gregory G. Dollarhyde                                                     25,000
          R. Peter Zimmermann (2)(3)                                                12,500

             Victor Caroli (2)                                   25,000
             Cory B. Nass                                        12,500



(e) In December, 1994, the Company agreed to issue 72,000 shares to Continental Capital Corporation for consulting services. The shares were subsequently registered for resale on a registration statement on Form S-8.


(f) On August 31, 1995, the Company sold to Four Horsemen Ltd. 45, 454 shares of common stock in a private placement under Regulation S for $50,000.

(g) In December, 1995 the Company issued to the holders of its 9% Convertible Subordinated Securities 57,597 on common stock in payment of interest

(h) In January, 1996 the Company issued 29,841 shares of common stock in payment of a $25,000 note and accrued interest to Charles Ellis.


(i) On February 13, 1996, the Company sold RBB Bank Aktiengesellschaft of Graz, Austria("RBB") a $650,000 face amount of 5% convertible debenture, due December 31, 1996. The debenture is convertible into the Company's common stock at the option of either the Company or the holder at the lower of 65% of the average bid price for the five days before subscription (February 6, 1996) or 65% of the average bid price for the five days before conversion.


(j) On March 28, 1996, the Company sold a 5% convertible debenture due December 31, 1996 to RBB in the face amount of $500,000, which netted the Company $385,000 after fees. This debenture is convertible into the Company's common stock at the option of either the Company or the holder at the lower of 65% of the five lowest closing bids in the period March 20 to April 13, 1996 or 65% of the average closing bid price for the five days before conversion. These debentures were converted into 1,483,624 shares of Common Stock in June, 1996.


          To the extent the foregoing transactions represented a sale of a security, the securities of the Registrant referenced therein were not registered under the Securities Act of 1933 (the "Act") in reliance on the exemption set forth in Section 4(2) of the Act for transactions by an issuer not involving any public offering. The private placement described in paragraph (d) was made under Regulation D of the Securities and Exchange Commission.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)       Exhibits

1.1 Underwriting Agreement between the Company and Noble Investment Co. of Palm Beach ("Noble") filed as Exhibit 1.1 to the Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1992.





1.2       Underwriter Warrant to Purchase Units of the Company, filed as Exhibit
          1.3 to Amendment No. 4 to the Company's Registration Statement on Form S-1 (File No. 33-50624) and incorporated by this reference.

2.1 Asset Purchase Agreement, dated October 7, 1994 between EV Environmental, Inc. (the "Company"), Tenney Pavoni Associates, Inc. ("TPA") and Mark W. Tenney ("Tenney") and Joseph L. Pavoni ("Pavoni"), with Amendment No. 1 to the Asset Purchase Agreement, dated October 30, 1994, and Amendment No. 2 to the Asset Purchase Agreement dated November 30, 1994 filed as Exhibit 2.1 to the Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.

2.2 Assignment, dated October 7, 1994, among the Company, TPA, Tenney, Pavoni, EV Engineering, Inc., and EV Contract Management Services, Inc. (EV Engineering, Inc. and EV Contract Management Services, Inc. are hereinafter referred to as the "Subsidiaries") filed as Exhibit
          2.2 to the Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.

2.3 Agreement of Assumption of the Assumed Liabilities, dated November 30, 1994, executed by the Subsidiaries filed as Exhibit 2.3 to the Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.

2.4 Bill of Sale and Assignment executed by TPA filed as Exhibit 2.4 to the Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.

3.1 Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1992 and incorporated by this reference.

3.2 Bylaws of the Company, filed as Exhibit 1.3 to Amendment No. 4 to the Company's Registration Statement on Form S-1 (File No. 33-50624) and incorporated by this reference.

4.1 Specimen Form of Stock Certificate filed, as Exhibit 3.3 to the Company's Amendment No. 1 to its Registration Statement on Form S-1 (File No. 33-50624) and incorporated by this reference.

4.2 Specimen Form of Series A Warrant Certificate, filed as Exhibit 3.5 to the Company's Amendment No. 2 to its Registration Statement on Form S-1 (File No. 33-50624) and incorporated by this reference.

4.3 Amended Series A Warrant Agreement, and Series A Warrant Agreement, between Registrant and American Stock Transfer & Trust Company, as warrant agent for Series A Warrants filed as Exhibit 4.5 to the Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1992, and incorporated by this reference.

**4.4 EV Environmental, Inc. Stock Option Plan, filed as Exhibit 19.3 to the Company's Amendment No. 1 to its Registration Statement on Form S-1 (File No. 33-50624) and incorporated by this reference.

4.9 Form of 5-Year 9% Convertible Subordinated Debenture due October 31, 1999 of the Company filed as Exhibit 4.01 to the Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.

*5.1      Opinion of Rich, May, Bilodeau & Flaherty, P.C.


_____________________
 *Filed herewith
**Management contract or compensatory
  plan arrangments                    II-4

**10.1 Employment Agreement between Michael R. Cox and the Company dated December 9, 1991, filed as Exhibit 19.10 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991 and incorporated by this reference.


10.2 Form of Registration Rights Agreement between JBCH and certain of its stockholders, filed as Exhibit 19.1 to the Company's Registration Statement on Form S-1 (File No. 33-50624) and incorporated by this reference.


10.3 Lease of real property between AOF and Appleline Property Ltd. dated January 7, 1992, filed as Exhibit 19.9 to the Company's Registration Statement on Form S-1 (File No. 33-50624) and incorporated by this reference.





10.4 Promissory note payable to Murdoch Heideman dated December 20, 1992, filed as Exhibit 10.30 to the Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1993 and incorporated herein by this reference.


10.5 Promissory note payable to Jimmie Dysert dated December 20, 1992, filed as Exhibit 10.31 to the Company's Annual Report on From 10-K for the Fiscal Year Ended December 31, 1993 and incorporated herein by this reference.





10.6 Promissory note payable to Murdoch Heideman dated January 1, 1994 filed as Exhibit 10.33 to the Company's Annual Report in Form 10-KSB for the fiscal year ended December 31, 1994 and incorporated by this reference.


10.7 Promissory note payable to Jimmie Dysert dated January 1, 1994, filed as Exhibit 10.34 to the Company's Annual Report in Form 10-KSB for the fiscal year ended December 31, 1994 and incorporated by this reference.


10.8 Promissory note payable to Nadine Heideman dated December 31, 1994 filed as Exhibit 10.35 to the Company's Annual Report in Form 10-KSB for the fiscal year ended December 31, 1994 and incorporated by this reference.





10.9 Non-Competition and Confidentiality Agreement dated November 30, 1994 between the Subsidiaries, Tenney, Mark W. Tenney Associates, Inc. and the Company filed as Exhibit 10.3 to the Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.

10.10 Non-Competition and Confidentiality Agreement dated November 30, 1994 between the Subsidiaries, Joseph L. Pavoni, Pavoni Associates, Inc. and the Company filed as Exhibit 10.4 to the Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.


**10.11 Stock Option Agreement dated November 30, 1994 between the Company and Tenney filed as Exhibit 10.5 to the Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.


**10.12 Stock Option Agreement dated November 30, 1994 between the Company and Pavoni filed as Exhibit 10.6 to the Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.


_____________________
 *Filed herewith
**Management contract or compensatory
  plan arrangments                    II-5

10.13 Agreement dated October 21, 1994 between the United States of America, TPA, Tenney and Pavoni for the benefit of the Company filed as Exhibit
          10.7 to the Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.


10.14 Revolving Loan Agreement, dated December 8, 1994, between the Subsidiaries and Society National Bank, Indiana (the "Bank") filed as
          Exhibit 10.8 to the Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.


10.15 Master Revolving Note dated December 8, 1994, of the Subsidiaries in favor of the Bank in the principal amount of $750,000 filed as Exhibit
          10.9 to the Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.


10.16 Security Agreement, dated December 8, 1994, between EV Engineering, Inc. and the Bank filed as Exhibit 10.10 to the Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.


10.17 Absolute, Unconditional and Continuing Guaranty, dated December 8, 1994, of the Company in favor of the Bank filed as Exhibit 10.11 to the Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.


10.18 Confidential Private Placement Memorandum of EV Environmental, Inc. dated October 24, 1994, with Supplement No. 1 dated November 17, 1994, Supplement No. 2 dated November 30, 1994, and Supplement No. 3 dated December 14, 1994 (without exhibits) filed as Exhibit 10.12 to the Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.


10.19 Pledge Agreement dated as of December 5, 1994, between the Company, the holders of the Company's 5-Year 9% Convertible Subordinated Debentures (the "Debentureholders") and Broad and Cassel (the "Collateral Agent") filed as Exhibit 10.13 to the Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.


10.20 Security Agreement, dated as of December 5, 1994, between the Subsidiaries, the Debentureholders and the Collateral Agent filed as
          Exhibit 10.14 to the Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.


10.21 Collateral Agency Agreement, dated as of December 5, 1994, between the Company, the Subsidiaries and the Collateral Agent filed as Exhibit
          10.15 to the Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.


10.22 Form of Subscription Agreement between the Company and each of the Debentureholders, including registration rights filed as Exhibit 10.16 to the Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.


**10.23 Employment Agreement by and between AOF and Jeffrey Plant dated March 13, 1995, filed as Exhibit 10.48 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 and incorporated herein by reference.


10.53     Agreement to purchase real estate dated February 27, 1996, filed as
          Exhibit 10.50 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 and incorporated herein by reference.

*21.1     Subsidiaries of the Registrant

*23.1     Consent of Deloitte & Touche, Cincinnati, Ohio.


*23.2     Consent of Schnitzer & Kondub, Greenwich, Connecticut.

*23.4 Consent of Rich, May, Bilodeau & Flaherty, P.C. (contained in the opinion in Exhibit 5.1).


ITEM 17.  UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described under Item 14 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling persons of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Westport, State of Connecticut, on the 28th day of June, 1996.


               EV ENVIRONMENTAL, INC.


               By   /s/ Michael R. Cox
                  -------------------------------------------
                    Michael R. Cox
                    Chairman of the Board, President,
                    and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

(i)       Principal Executive  and Financial Officer:
          ------------------------------------------


           /s/ Michael R. Cox                              June 28, 1996
          -------------------------------------
          Michael R. Cox
          Chairman of the Board, President,
          and Chief Executive Officer


(ii)      Principal Accounting Officer:
          ----------------------------


          /s/  Jennifer L. Clark                           June 28, 1996
          -------------------------------------
          Jennifer L. Clark
          Vice President, Controller and
          Chief Accounting Officer

(iii)     A Majority of the Board of Directors:
          ------------------------------------


               /s/ Michael R. Cox                          June 28, 1996
               -----------------------------------
               Michael R. Cox


               -----------------------------------         June __, 1996
               Dan L. Scroggins


               /s/ Ralph A. Armstrong                      June 28, 1996
               -----------------------------------
               Ralph A. Armstrong


               /s/ Murdoch Heideman                        June 28, 1996
               -----------------------------------
               Murdoch Heideman


_____________________
 *Filed herewith
**Management contract or compensatory
  plan arrangments

                            EV ENVIRONMENTAL, INC.
                            REGISTRATION STATEMENT
                                  ON FORM S-1

                               INDEX TO EXHIBITS


     ITEM                                                                                PAGE
     ----                                                                                ----

     1.1       Underwriting Agreement between the Company and Noble Investment Co. of
               Palm Beach ("Noble") filed as Exhibit 1.1 to the Company's Annual Report on
               Form 10-K for the Fiscal Year Ended December 31, 1992.


     1.2       Underwriter Warrant to Purchase Units of the Company, filed as Exhibit
               1.3 to Amendment No. 4 to the Company's Registration Statement on Form S-1
               (File No. 33-50624) and incorporated by this reference.

     2.1       Asset Purchase Agreement, dated October 7, 1994 between EV
               Environmental, Inc. (the "Company"), Tenney Pavoni Associates, Inc. ("TPA")
               and Mark W. Tenney ("Tenney") and Joseph L. Pavoni ("Pavoni"), with
               Amendment No. 1 to the Asset Purchase Agreement, dated October 30, 1994, and Amendment No. 2 to the Asset Purchase Agreement dated November 30, 1994 filed as Exhibit 2.1 to the Company's Current Report on Form 8-K dated
               December 7, 1994 and incorporated by this reference.

     2.2       Assignment, dated October 7, 1994, among the Company, TPA, Tenney,
               Pavoni, EV Engineering, Inc., and EV Contract Management Services, Inc. (EV
               Engineering, Inc. and EV Contract Management Services, Inc. are hereinafter referred to as the "Subsidiaries") filed as Exhibit 2.2 to the Company's
               Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.

     2.3       Agreement of Assumption of the Assumed Liabilities, dated November 30,
               1994, executed by the Subsidiaries filed as Exhibit 2.3 to the Company's
               Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.

     2.4 Bill of Sale and Assignment executed by TPA filed as Exhibit 2.4 to the Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.

     3.1       Amended and Restated Certificate of Incorporation of the Company,
               filed as Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the
               quarter ended March 31, 1992 and incorporated by this reference.

     3.2       Bylaws of the Company, filed as Exhibit 1.3 to Amendment No. 4 to the
               Company's Registration Statement on Form S-1 (File No. 33-50624) and
               incorporated by this reference.

     4.1       Specimen Form of Stock Certificate filed, as Exhibit 3.3 to the
               Company's Amendment No. 1 to its Registration Statement on Form S-1 (File
               No. 33-50624) and incorporated by this reference.


______________________
 *Filed herewith
**Management contract or compensatory
  plan arrangements

     4.2            Specimen Form of Series A Warrant Certificate, filed as Exhibit 3.5 to the Company's Amendment No. 2 to its Registration Statement on Form S-1
                    (File No. 33-50624) and incorporated by this reference.

     4.3            Amended Series A Warrant Agreement, and Series A Warrant Agreement,
                    between Registrant and American Stock Transfer & Trust Company, as warrant agent for Series A Warrants filed as Exhibit 4.5 to the Company's Annual
                    Report on Form 10-K for the Fiscal Year Ended December 31, 1992, and
                    incorporated by this reference.

     **4.4          EV Environmental, Inc. Stock Option Plan, filed as Exhibit 19.3 to the
                    Company's Amendment No. 1 to its Registration Statement on Form S-1 (File
                    No. 33-50624) and incorporated by this reference.

     4.9            Form of 5-Year 9% Convertible Subordinated Debenture due October 31,
                    1999 of the Company filed as Exhibit 4.01 to the Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.

     *5.1      Opinion of Rich, May, Bilodeau & Flaherty, P.C.


______________________
 * Filed herewith
** Management contract or compensatory
   plan arrangements

     **10.1  Employment Agreement between Michael R. Cox and the Company dated
             December 9, 1991, filed as Exhibit 19.10 to the Company's Annual Report on Form
             10-K for the fiscal year ended December 31, 1991 and incorporated by this reference.

     10.2    Form of Registration Rights Agreement between JBCH and certain of its stockholders, filed as Exhibit 19.1 to the Company's Registration Statement on
             Form S-1 (File No. 33-50624) and incorporated by this reference.

     10.3    Lease of real property between AOF and Appleline Property Ltd. dated
             January 7, 1992, filed as Exhibit 19.9 to the Company's Registration Statement
             on Form S-1 (File No. 33-50624) and incorporated by this reference.

     10.4    Promissory note payable to Murdoch Heideman dated December 20, 1992, filed as Exhibit 10.30 to the Company's Annual Report on Form 10-K for the
             Fiscal Year Ended December 31, 1993 and incorporated herein by this reference.

     10.5    Promissory note payable to Jimmie Dysert dated December 20, 1992, filed as
             Exhibit 10.31 to the Company's Annual Report on From 10-K for the Fiscal Year
             Ended December 31, 1993 and incorporated herein by this reference.

     10.6    Promissory note payable to Murdoch Heideman dated January 1, 1994 filed as
             Exhibit 10.33 to the Company's Annual Report in Form 10-KSB for the fiscal year ended December 31, 1994 and incorporated by this reference.

     10.7    Promissory note payable to Jimmie Dysert dated January 1, 1994, filed as
             Exhibit 10.34 to the Company's Annual Report in Form 10-KSB for the fiscal year ended December 31, 1994 and incorporated by this reference.

     10.8    Promissory note payable to Nadine Heideman dated December 31, 1994 filed as
             Exhibit 10.35 to the Company's Annual Report in Form 10-KSB for the fiscal year ended December 31, 1994 and incorporated by this reference.

     10.9    Non-Competition and Confidentiality Agreement dated November 30, 1994 between the Subsidiaries, Tenney, Mark W. Tenney Associates, Inc. and the
             Company filed as Exhibit 10.3 to the Company's Current Report on Form 8-K dated
             December 7, 1994 and incorporated by this reference.

     10.10   Non-Competition and Confidentiality Agreement dated November 30, 1994 between the Subsidiaries, Joseph L. Pavoni, Pavoni Associates, Inc. and the
             Company filed as Exhibit 10.4 to the Company's Current Report on Form 8-K dated
             December 7, 1994 and incorporated by this reference.

     **10.11 Stock Option Agreement dated November 30, 1994 between the Company and
             Tenney filed as Exhibit 10.5 to the Company's Current Report on Form 8-K dated
             December 7, 1994 and incorporated by this reference.

     **10.12 Stock Option Agreement dated November 30, 1994 between the Company and
             Pavoni filed as Exhibit 10.6 to the Company's Current Report on Form 8-K dated
             December 7, 1994 and incorporated by this reference.



______________________
 *Filed herewith
**Management contract or compensatory
  plan arrangements

     10.13   Agreement dated October 21, 1994 between the United States of America,
             TPA, Tenney and Pavoni for the benefit of the Company filed as Exhibit 10.7 to the Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.

     10.14   Revolving Loan Agreement, dated December 8, 1994, between the
             Subsidiaries and Society National Bank, Indiana (the "Bank") filed as Exhibit
             10.8 to the Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.

     10.15   Master Revolving Note dated December 8, 1994, of the Subsidiaries in favor of the Bank in the principal amount of $750,000 filed as Exhibit 10.9 to the Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.

     10.16   Security Agreement, dated December 8, 1994, between EV Engineering, Inc.
             and the Bank filed as Exhibit 10.10 to the Company's Current Report on Form 8-K
             dated December 7, 1994 and incorporated by this reference.

     10.17   Absolute, Unconditional and Continuing Guaranty, dated December 8, 1994, of the Company in favor of the Bank filed as Exhibit 10.11 to the Company's
             Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.

     10.18   Confidential Private Placement Memorandum of EV Environmental, Inc. dated
             October 24, 1994, with Supplement No. 1 dated November 17, 1994, Supplement No.
             2 dated November 30, 1994, and Supplement No. 3 dated December 14, 1994 (without exhibits) filed as Exhibit 10.12 to the Company's Current Report on Form 8-K
             dated December 7, 1994 and incorporated by this reference.

     10.19   Pledge Agreement dated as of December 5, 1994, between the Company, the holders of the Company's 5-Year 9% Convertible Subordinated Debentures (the
             "Debentureholders") and Broad and Cassel (the "Collateral Agent") filed as
             Exhibit 10.13 to the Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.

     10.20   Security Agreement, dated as of December 5, 1994, between the
             Subsidiaries, the Debentureholders and the Collateral Agent filed as Exhibit
             10.14 to the Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.

     10.21   Collateral Agency Agreement, dated as of December 5, 1994, between the
             Company, the Subsidiaries and the Collateral Agent filed as Exhibit 10.15 to the
             Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.

     10.22   Form of Subscription Agreement between the Company and each of the
             Debentureholders, including registration rights filed as Exhibit 10.16 to the
             Company's Current Report on Form 8-K dated December 7, 1994 and incorporated by this reference.

     **10.23 Employment Agreement by and between AOF and Jeffrey Plant dated March
             13, 1995, filed as Exhibit 10.48 to the Company's Annual Report on Form
             10-KSB for the fiscal year ended December 31, 1995 and incorporated herein by reference.

     10.53   Agreement to purchase real estate dated February 27, 1996, filed as
             Exhibit 10.50 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 and incorporated herein by reference.

     *21.1   Subsidiaries of the Registrant


 ______________________
 *Filed herewith
**Management contract or compensatory
  plan arrangements

     *23.1  Consent of Deloitte & Touche, Cincinnati, Ohio.

     *23.2  Consent of Schnitzer & Kondub, Greenwich, Connecticut.

     *23.4  Consent of Rich, May, Bilodeau & Flaherty, P.C. (contained in the opinion in Exhibit 5.1).




______________________
 *Filed herewith
**Management contract or compensatory
  plan arrangements